                                    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                                PRELIMINARY COPY
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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL CITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
----------------------------------------------

(2) Aggregate number of securities to which transaction applies:
----------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------

(4) Proposed maximum aggregate value of transaction:
------------------------------------------

(5) Total fee paid:
------------------------------------------

    [ ]   Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration No.:
     ------------------------------------------------------------------------

     (3) Filing Party:
     ---------------------------------------------------------------------------

     (4) Date Filed:
     ---------------------------------------------------------------------------

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

                        [National City Corporation Logo]

                               ------------------

                                                                  March   , 1999

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of National City Corporation ("National City"), which will be held at National City's offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on Monday, April 12, 1999, commencing at 10:00 a.m., Eastern Daylight Time.

     The primary business of the meeting will be election of directors for the coming year, approval of National City Corporation Management Incentive Plan for Senior Officers, approval of an amendment to National City's charter increasing the authorized common stock to 1,400,000,000 shares, approval of the selection of Ernst & Young LLP as independent auditors for 1999, and transaction of such other business as may properly come before the meeting.

     The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report, including financial statements, for the year 1998 was delivered to you previously.

     Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with National City, the mailing address of National City's executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

/s/ David A. Daberko
DAVID A. DABERKO
Chairman and Chief Executive Officer

                        [National City Corporation Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of
NATIONAL CITY CORPORATION

     The Annual Meeting of Stockholders of National City Corporation ("National City") will be held at National City's offices, 1900 East Ninth Street, Cleveland, Ohio 44114 on Monday, April 12, 1999, at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

        1. The election of directors;

        2. The approval of the National City Corporation Management Incentive Plan for Senior Officers;

        3. The approval of an amendment to the Corporation's Restated Certificate of Incorporation to increase the authorized number of shares of National City's common stock, par value $4.00 per share, from 700,000,000 to 1,400,000,000;

        4. The approval of the selection of independent auditors for 1999; and

        5. The transaction of such other business as may properly come before the meeting.

     Stockholders of record on February 26, 1999, are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at National City's offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

     All stockholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to National City. If you attend the meeting and vote in person, your vote will supersede your proxy.

     Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

/s/ David L. Zoeller
DAVID L. ZOELLER
Secretary

March   , 1999

PROXY STATEMENT

MARCH   , 1999
SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is being furnished in connection with the solicitation by the board of directors of National City Corporation ("National City") of the accompanying proxy to be used at the Annual Meeting of Stockholders of National City (the "Annual Meeting") and at any adjournment or adjournments thereof. The Annual Meeting will be held on April 12, 1999, at the offices of National City, 1900 East Ninth Street, Cleveland, Ohio, commencing at 10:00 a.m., Eastern Daylight Time. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted as set forth therein. Any proxy may be revoked by the person giving it at any time before it is exercised by receipt of a later dated proxy, by such person appearing at the meeting and electing to vote in person, or receipt of a written revocation by the Secretary of National City.

INFORMATION AS TO VOTING SECURITIES

     The board of directors of National City has fixed the close of business on February 26, 1999 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Holders of National City Common Stock, par value $4.00 per share ("National City Common") of record on the record date are the only stockholders entitled to vote at the Annual
Meeting. On the record date, there were                shares of National City
Common outstanding.

BOARD OF DIRECTORS AND ITS COMMITTEES

     The board of directors of National City has responsibility for establishing broad corporate policies and overall performance of National City. However, it is not involved in the day to day operating details of National City's business. Members of the board are kept informed of National City's business through various documents and reports provided by the Chairman and other officers of National City and by participating in board and board committee meetings. Each director has access to all books, records and reports of National City, and members of management are available at all times to answer any director's questions.

     In 1998, the board of directors of National City held six meetings. Average attendance by directors at those meetings was 92% and, except for Ms. Austin and Messrs. Brown and Weiss, all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. Except for Mr.
W. Bruce Lunsford, all of the persons nominated and elected as directors of National City at National City's 1998 Annual Meeting of Stockholders attended that Annual Meeting.

     The board of directors of National City has established several permanent committees comprised of directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Compensation and Organization Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Public Policy Committee. Each of these committees is described below. The members of each committee are identified in the following pages and in the biographical material of the nominees for election of directors.

     The Audit Committee. The Audit Committee meets on the call of its chairman and met four times during 1998. The Audit Committee is comprised of directors who are independent of the management of National City and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National City and any subsidiary is carried out by the Audit Committee through the general auditor and the independent auditors. The Audit Committee provides assistance to the board of directors of National City in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of National City, effectiveness of its internal control structure and its procedures for financial reporting and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor and the management of National City. The members of the Audit Committee are Messrs. Barfield, Broadhurst, Evans, Greenwalt, Schuler and Weiss. Mr. Evans is chairman.

     The Compensation and Organization Committee. The Compensation and Organization Committee (the "Compensation Committee") meets on the call of its chairman and met six times during 1998. The Compensation and Organization Committee considers matters relating to compensation policy and compensation of senior officers of National City and its subsidiaries and makes recommendations to the board of directors of National City on matters relating to succession and organization of senior executive management. Under the terms of each of National City's 1984 Stock Option Plan, as amended, 1989 Stock Option Plan, 1993 Stock Option Plan and 1997 Stock Option Plan, (collectively the "Stock Option Plans"), the Compensation Committee is authorized to grant stock option rights and stock appreciation rights to officers and employees of National City and its subsidiaries. The Compensation Committee also determines participants for the Long-Term Incentive Compensation Plan, the Annual Corporate Performance Incentive Plan and the Short-Term Incentive Plan, and establishes the peer group for the Long-Term Incentive Compensation Plan and the Annual Incentive Plan. The Compensation Committee also determines awards pursuant to the Short-Term Incentive Plan. The Compensation Committee will perform similar functions under the new Management Incentive Plan for Senior Officers, if that plan is approved by stockholders. The Compensation Committee also determines those employees who are eligible to receive awards of restricted stock under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan (the "1991 Restricted Stock Plan") and the National City Corporation 1997 Restricted Stock Plan ("the 1997 Restricted Stock Plan" and, together with the 1991 Restricted Stock Plan, the "Restricted Stock Plans"). Messrs. Breen, Broadhurst, Brown, Collins, Evans and Lemieux are members of the Compensation Committee. Mr. Breen is chairman.

     The Executive Committee. The Executive Committee meets on the call of its chairman. The Executive Committee did not meet during 1998. The Executive Committee is empowered to exercise all powers and perform all duties of the board of directors of National City as permitted by applicable law when the board is not in session. The members of the Executive Committee are Ms. Austin and Messrs. Brandon, Breen, Brown, Collins, Daberko, Lemieux, Paul and Weiss. Mr. Daberko is chairman.

     The Investment Committee. The Investment Committee meets on the call of its chairperson and met three times during 1998. The Investment Committee is empowered to oversee investments and interest rate risk management. The members of the Investment Committee are Mss. Austin and Healy and Messrs. Greenwalt, Paul and Stitle. Ms. Austin is the chairperson.

     The Nominating Committee. The Nominating Committee meets on the call of the chairman of the board of directors and met once during 1998. The Committee confers, advises and recommends with respect to nominations to fill vacancies on the board of directors of National City. Stockholders may submit the name of a possible nominee to the Chairman, and he will arrange for that person to be given consideration by the Nominating Committee. Further, stockholders may make nominations from the floor at the Annual Meeting. The members of the Nominating Committee are Ms. Johnson and Messrs. Brandon, Breen, Daberko, Roemer, Stitle and Weiss. Mr. Daberko is chairman.

     The Public Policy Committee. The Public Policy Committee meets on the call of its chairperson, and met twice during 1998. The Public Policy Committee has responsibility to oversee the various policies and programs of National City as they relate to its relationships with employees, regulatory agencies, governments, charitable organizations and the general public. The members of the Public Policy Committee are Mss. Healy and Johnson and Messrs. Barfield, Roemer, Schuler and Stitle. Ms. Healy is chairperson.

COMPENSATION OF DIRECTORS

     Members of the board of directors of National City who are not officers of National City, or any of its subsidiaries, receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board of directors, and of each committee thereof that they attend. The yearly retainer is $22,000*. The fee for attendance at any board of directors meeting or any committee meeting that is scheduled for a day other than a day on which there is scheduled a meeting of the full board of directors is $2,000. The fee for attendance at any

---------------

* Each individual director who is not an officer of National City or any of its subsidiaries and is a member of the board of directors of a subsidiary receives compensation from the subsidiary for his or her responsibilities at that subsidiary.

committee meeting where such meeting is scheduled on the same day as a scheduled meeting of the board of directors is $1,000. Each of the non-officer chairpersons of committees of the board of directors receives an additional annual retainer of $2,500 paid in quarterly installments. Under a plan for the deferred payment of director's fees, a director may elect to have the payment of fees deferred until later years. Pursuant to a May 23, 1996 agreement between National City and William F. Roemer, National City has agreed to furnish Mr. Roemer and his eligible dependents with medical and dental benefits until May 3, 1999, and to continue to pay its share of the annual premiums under Mr. Roemer's split dollar life insurance contracts until the fifteenth anniversary of the commencement of such contracts or Mr. Roemer's 65th birthday, whichever is later, provided that Mr. Roemer pays his share of such premiums.

     Each non-officer member of the board of directors on the date when the 1991 Restricted Stock Plan became effective was awarded 1,000 shares of National City Common, subject to transfer restrictions under the 1991 Restricted Stock Plan. Each individual who is first elected or appointed as a member of the board of directors after the date on which the 1991 Restricted Stock Plan became effective is awarded 1,000 shares of National City Common, subject to transfer restrictions under either the 1991 Restricted Stock Plan or the 1997 Restricted Stock Plan. Furthermore, each year in which an individual is re-elected or re-appointed as a member of the board, such individual is awarded an additional 200 shares of National City Common, subject to transfer restrictions under either the 1991 Restricted Stock Plan or the 1997 Restricted Stock Plan. The restrictions on such shares of National City Common do not expire until the earlier of the individual director's death, disability or the date that is nine months after the date of the award.

     The National City Board of Directors Long-Term Incentive Compensation Plan credits each non-employee director with an annual award ranging from zero to a maximum of $25,000. The actual award is based on National City's position, as of December 31 of each year, in the peer group for the three-year plan cycle then ending under the National City Long-Term Incentive Compensation Plan for Senior Officers. The award is credited to a deferred compensation account for the benefit of the non-employee director and is "invested" in phantom units of National City Common. The award credited to the non-employee director accounts for the three-year plan cycle ending December 31, 1998 was $21,250.

STOCKHOLDER ACTION

1. ELECTION OF DIRECTORS

     Directors are elected to serve until the next Annual Meeting and until their respective successors are duly elected and qualified. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the nominees listed below as directors, whose number is equal to the total authorized number of directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies unexpectedly occur, the shares will be voted for substitute nominees, if any.

     The nineteen nominees for election to the board of directors of National City are identified on pages 5 through 8. All of the nominees are presently directors of National City, and all were elected at the last Annual Meeting with the exceptions of Ms. Johnson and Messrs. Barfield, Brown, Greenwalt, and Tatar, each of whom was appointed to the board during 1998, and Mr. Ormond, who was appointed to the board during 1999. One of the incumbent directors, Mr. Joseph
H. Lemieux, will not continue as such after the Annual Meeting. The following material contains biographical information concerning each of the nominees, including their recent employment, positions with National City, other directorships, age and the number of shares of National City Common beneficially owned, all as of February 28, 1999. Unless otherwise indicated, the nominee has sole voting and investment power with respect to National City's securities shown to be owned by him. Options that are exercisable within 60 days of February 28, 1999 are separately noted.

VOTE BY STOCKHOLDERS

     The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors.


                          SANDRA HARDEN AUSTIN, Management Consultant since 1998.
SANDRA HARDEN AUSTIN,     President and Chief Executive Officer of Sedona Healthcare
PHOTO                     Group in 1998. Retired as President, Physician Services,
                          Caremark International, a provider of health care products and services, from 1993 to 1996. Director of National City since 1990; chairperson of the Investment Committee and
                          member of the Executive Committee. Age 51. Shares of
                          National City Common owned: 3,309.

                          JON E. BARFIELD, Chairman and Chief Executive Officer of
JON E. BARFIELD, PHOTO    Bartech Inc., a provider of contract employment and related staffing services, since 1995. President of Bartech, Inc.
                          from 1981 to 1995. Director of Tecumseh Products Company.
                          Director of National City since 1998; member of the Audit
                          and Public Policy Committees. Age 46. Shares of National
                          City Common owned: 7,611.

                          EDWARD B. BRANDON, Retired as Chairman of the Board of
EDWARD B. BRANDON,        National City in 1995. Chairman of the Board and Chief
PHOTO                     Executive Officer of National City from 1987 to 1995.
                          Director of Premier Industrial Corp., RPM, Inc. and The
                          Standard Products Company. Director of National City since
                          1986; member of the Executive and Nominating Committees. Age
                          67. Shares of National City Common owned: 79,476; options
                          exercisable within 60 days: 90,000.

                          JOHN G. BREEN, Chairman of the Board and Chief Executive
JOHN G. BREEN, PHOTO      Officer of The Sherwin-Williams Company, a manufacturer of coatings, since 1980. Director of The Sherwin-Williams
                          Company, The Mead Corporation, Parker-Hannifin Corporation
                          and Goodyear Tire & Rubber Co. Director of National City
                          since 1979; chairman of the Compensation and Organization
                          Committee and member of the Executive and Nominating
                          Committees. Age 64. Shares of National City Common owned:
                          41,104.

                          JAMES S. BROADHURST, Chairman and Chief Executive Officer of
JAMES S. BROADHURST,      Eat'n Park Restaurants, a chain of family restaurants, since
PHOTO                     1984. Director of Sheetz, Inc. Director of National City
                          since 1996; member of the Audit and Compensation and
                          Organization Committees. Age 55. Shares of National City
                          Common owned: 4,300; options exercisable within 60 days:
                          6,000.

                       JOHN W. BROWN, Chairman, President and Chief Executive Officer of Stryker Corporation, a
JOHN W. BROWN, PHOTO   manufacturer of surgical and medical products, since 1980. Chief Executive Officer of
                       Stryker Corporation from 1977 to 1980. Director of Stryker Corporation and Lunar
                       Corporation. Director of National City since 1998; member of the Compensation &
                       Organization and Executive Committees. Age 63. Shares of National City Common owned:
                       10,208.

                       DUANE E. COLLINS, President and Chief Executive Officer of Parker Hannifin Corporation, a
DUANE E. COLLINS,      durable goods manufacturer, since 1993. Director of Parker Hannifin Corporation and The
PHOTO                  Sherwin-Williams Company. Director of National City since 1995; member of the Compensation and Organization and Executive Committees. Age: 62. Shares of National City Common owned:
                       5,000.

                       DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of National City since
DAVID A. DABERKO,      1995. President and Chief Operating Officer of National City from 1993 to 1995. Director
PHOTO                  of National City since 1988; chairman of the Executive and Nominating Committees. Age 53.
                       Shares of National City Common owned: 209,100; options exercisable within 60 days:
                       350,551.

                       DANIEL E. EVANS, Chairman of the Board and Chief Executive Officer of Bob Evans Farms,
DANIEL E. EVANS,       Inc., a restaurant and food products company, since 1971. Director of Bob Evans Farms,
PHOTO                  Inc. and The Sherwin-Williams Company. Director of National City since 1992; chairman of the Audit Committee and member of the Compensation and Organization Committee. Age 62.
                       Shares of National City Common owned: 6,716.

                       CLIFFORD L. GREENWALT, Retired as Vice Chairman of Ameren Corporation, a utility holding
CLIFFORD L.            company, and as President and Chief Executive Officer of Ameren CIPS, a subsidiary of
GREENWALT, PHOTO       Ameren Corporation. President and Chief Executive Officer of CIPSCO Incorporated from 1990 to 1998. President and Chief Executive Officer of Central Illinois Public Service Company
                       from 1989 to 1998. Director of Ameren Corporation. Director of National City since 1998;
                       member of the Audit and Investment Committees. Age 65. Shares of National City Common
                       owned: 34,657.


                          BERNADINE P. HEALY, M.D., Professor of Medicine and Dean of
BERNADINE P. HEALY,       Ohio State University College of Medicine since September
M.D., PHOTO               1995. Sr. Policy Advisor, The Cleveland Clinic Foundation
                          from 1994-1995. Past Director of the National Institutes of
                          Health from 1991 to 1993. Director of Medtronic Inc. and
                          Invacare Corporation. Director of National City since 1995 and previously a Director from 1989 to 1990; chairperson of the Public Policy Committee and member of the Investment
                          Committee. Age 54. Shares of National City Common owned:
                          5,229.

                          DOROTHY A. JOHNSON, President and Chief Executive Officer of
DOROTHY A. JOHNSON,       the Council of Michigan Foundations, an association of
PHOTO                     foundations and corporations making charitable
                          contributions, since 1975. Director of The Kellogg Company.
                          Director of National City since 1998; member of the
                          Nominating and Public Policy Committees. Age 58. Shares of
                          National City Common owned: 37,635; options exercisable
                          within 60 days: 5,217.

                          PAUL A. ORMOND, President and Chief Executive Officer, HCR
PAUL A. ORMOND, PHOTO     Manor Care, Inc., a provider of long-term care, skilled
                          nursing, and rehabilitative services, since 1991. President of Health Care and Retirement Corp. since 1986. Director of
                          Aeroquip-Vickers, Inc. Director of National City since 1999.
                          Age 49. Shares of National City Common owned: 6,000.

                          ROBERT A. PAUL, President and Chief Executive Officer of
ROBERT A. PAUL, PHOTO     Ampco-Pittsburgh Corporation, a manufacturer of engineered equipment and steel products, since 1994. President and
                          Chief Operating Officer from 1979-1994. Executive Vice
                          President and Director of the Louis Berkman Company.
                          Director of National City since 1996; member of the
                          Executive and Investment Committees. Age 61. Shares of
                          National City Common owned: 901,500.

                          WILLIAM F. ROEMER, Retired as Chairman of National City Bank
WILLIAM F. ROEMER,        of Pennsylvania during 1998. Retired as Chairman of the
PHOTO                     Board and Chief Executive Officer of Integra Financial
                          Corporation, a diversified financial services corporation, since 1996. Chairman and Chief Exective Officer of Integra
                          Financial Corporation from 1991 to 1996. Director of
                          National City since 1996; member of the Nominating and
                          Public Policy Committees. Age 65. Shares of National City
                          Common owned: 39,400; options exercisable within 60 days:
                          388,000.


                          MICHAEL A. SCHULER, Chairman of the Board, President and
PHOTO                     Chief Executive Officer of Zippo Manufacturing Company, a
                          manufacturer of lighters and metal products, since 1986.
                          Director of Zippo Manufacturing Company and W.R. Case & Sons
                          Cutlery Company. Director of National City since 1996;
                          member of the Audit and Public Policy Committees. Age 49.
                          Shares of National City common owned: 6,400; options
                          exercisable within 60 days: 2,600.

                          STEPHEN A. STITLE, Chairman of the Board of National City
STEPHEN A. STITLE,        Bank of Indiana since 1996. Vice President, Corporate
PHOTO                     Affairs of Eli Lilly and Company, a pharmaceutical company, from 1993 to 1995. Director of National City since 1992;
                          member of the Investment, Nominating and Public Policy
                          Committees. Age 51. Shares of National City Common owned:
                          45,470.

                          JEROME F. TATAR, Chairman, Chief Executive Officer and
JEROME F. TATAR, PHOTO    President of The Mead Corporation since 1997. President and
                          Chief Operating Officer of The Mead Corporation from 1996 to
                          1997; Vice President and Operating Officer from 1994 to
                          1996; appointed Manager of Operations Research in 1994;
                          Operations Research Analyst from 1993 to 1994. Director of
                          The Mead Corporation. Director of National City since 1998.
                          Age 52. Shares of National City Common owned: 1,500.

                          MORRY WEISS, Chairman of the Board and Chief Executive
MORRY WEISS, PHOTO        Officer of American Greetings Corporation, a greeting card manufacturer, since 1993. Director of American Greetings
                          Corporation, Syratech Corporation and Artistic Greetings
                          Incorporated. Director of National City since 1992; member of the Executive, Audit and Nominating Committees. Age 56.
                          Shares of National City Common owned: 7,000.

THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THE SLATE OF DIRECTORS.

BENEFICIAL OWNERSHIP

     As of December 31, 1998, National City had outstanding one class of equity securities as defined in Rule 13d-1 of the General Rules and Regulations under the Securities and Exchange Act of 1934 (the "Exchange Act"), National City Common.

     Beneficial ownership of National City Common, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City Common.

     As of December 31, 1998, to the knowledge of National City, no person or firm, except as noted below, beneficially owned more than 5% of the then outstanding National City Common. As of December 31, 1998, no individual director, nominee or officer beneficially owned more than 5% of the then outstanding National City Common. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City's Common actually outstanding on such date plus an amount equal to the aggregate amount of National City's Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City's Common includes, as of such date, those shares which could have been acquired by the exercise of stock options and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Trust.

     As of December 31, 1998, to National City's knowledge, only National City beneficially owned more than 5% of the outstanding National City Common. As of December 31, 1998 National City owned 44,150,350 shares of National City's Common which constituted 13.53% of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City's wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Michigan/Illinois, National City Bank of Pennsylvania, National City Bank of Kentucky and National City Bank of Indiana. Of the 30,846,230 shares of National City Common as to which National City, through its subsidiaries, had, as of December 31, 1998, voting authority, it had sole voting authority as to 30,279,039 of those shares and shared voting authority as to the remainder. Of the 33,495,651 shares as to which National City, through its subsidiaries, had, as of December 31, 1998, investment authority, it had sole investment authority as to 26,984,224 of those shares, and shared investment authority as to the remainder. Included in the aggregate number of shares held as to which National City had, as of December 31, 1998, sole voting and investment authority were 597,704 shares held under the National City Non-Contributory Retirement Trust.

     The following table sets forth the beneficial security ownership of all stockholders known to National City to be the beneficial owner of more than five percent of National City Common.
--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                        (2)                  (3)
                        NAME               AMOUNT
    (1)             AND ADDRESS         AND NATURE OF     (4)
  TITLE OF         OF BENEFICIAL         BENEFICIAL     PERCENT
   CLASS               OWNER            OWNERSHIP(1)    OF CLASS
----------------------------------------------------------------
Common Stock  National City              44,150,350     13.53%
              Corporation
              1900 East Ninth Street
              Cleveland, OH 44114-3484

---------------

(1) No listed beneficial owner is known to have had, as of December 31, 1998 the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act of any shares of National City Common.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities law, National City's directors, certain officers, and persons holding more than 10% of any class of National City's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National City's knowledge, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1998, all of National City's directors and officers satisfied such filing requirements in full, except that Dorothy A. Johnson and Herbert R. Martens, Jr. made late filings. Ms. Johnson filed one late report with respect to 15.4 shares that she acquired through the National City Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"). Mr. Martens made one late report with respect to 612 shares of National City Common that he received in exchange for shares of First of America Bank Corporation ("FOA") at the time of the merger of National City and FOA.

OWNERSHIP GUIDELINES

     The board of directors of National City established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that each director beneficially own 6,000 shares of National City Common.

     The following table sets forth, as of February 28, 1999, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director and nominee of National City, (b) the chief executive officer and the four other most highly compensated executive officers of National City and (c) all directors and executive officers of National City as a group, as of February 28, 1999:

--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                                                             SHARE EQUIVALENT     TOTAL SHARES &
    TITLE OF                                               AMOUNT OF SHARES    PERCENT OF    HELD IN DEFERRED    SHARE EQUIVALENTS
      CLASS              NAME OF BENEFICIAL OWNER         BENEFICIALLY OWNED     CLASS      COMPENSATION PLANS   BENEFICIALLY HELD
----------------------------------------------------------------------------------------------------------------------------------
Common Stock       Sandra Harden Austin                           3,309          *                 6,556                 9,865
Common Stock       Jon E. Barfield                                7,611          *                 6,840                14,451
Common Stock       Edward B. Brandon                            169,476          *                   516               169,992
Common Stock       John G. Breen                                 41,104          *                   516                41,620
Common Stock       James S. Broadhurst                           10,300          *                   516                10,816
Common Stock       John W. Brown                                 10,208          *                   293                10,501
Common Stock       Richard F. Chormann                          908,544          *                58,779               967,323
Common Stock       Duane E. Collins                               5,000          *                 4,274                 9,274
Common Stock       David A. Daberko                             559,651          *                 1,453               561,104
Common Stock       Vincent A. DiGirolamo                        256,569          *                 2,865               259,434
Common Stock       Daniel E. Evans                                6,716          *                   516                 7,232
Common Stock       Clifford L. Greenwalt                         34,657          *                   942                35,599
Common Stock       Bernadine P. Healy, M.D.                       5,229          *                   516                 5,745
Common Stock       Dorothy A. Johnson                            42,852          *                 3,032                45,884
Common Stock       Joseph H. Lemieux                              3,631          *                16,976                20,607
Common Stock       William E. MacDonald III                      87,959          *                     0                87,959
Common Stock       Paul A. Ormond                                 6,000          *                     0                 6,000
Common Stock       Robert A. Paul                               901,500          *                 9,023               910,523
Common Stock       William F. Roemer                            427,400          *                 3,401               430,801
Common Stock       Michael A. Schuler                             9,000          *                   516                 9,516
Common Stock       Robert G. Siefers                            135,826          *                 1,886               137,712
Common Stock       Stephen A. Stitle                             45,470          *                 1,871                47,341
Common Stock       Jerome F. Tatar                                1,500          *                     0                 1,500
Common Stock       Morry Weiss                                    7,000          *                 2,089                 9,089
Common Stock       Directors and Executive Officers           1,150,851              %           151,837             1,302,688
                   of National City as a Group

* The percent of National City Common beneficially owned is less than 1%.

2. PROPOSAL RESPECTING THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS.

     At the Annual Meeting, the National City Corporation Management Incentive Plan for Senior Officers (the "Plan") will be presented for approval by stockholders. The Plan was adopted, effective January 1, 1999, by National City's board of directors at its meeting of February 22, 1999, subject to the approval of National City's stockholders. The purpose of the Plan is to maximize National City's profitability and operating success by providing an incentive to senior officers to achieve superior results. The plan is designed to promote teamwork to achieve overall corporate success and to motivate individual excellence.

     The complete text of the Plan appears as Exhibit A to this Proxy Statement. While the main features of the Plan are summarized below, such summaries are in all respects subject to the complete text of the Plan set forth in Exhibit A.

     The Plan will be administered by the Compensation and Organization Committee (the "Committee") of the board of directors of National City. Generally, the Plan authorizes two types of incentive compensation awards for each calendar year (each such year is a "Plan Cycle"): these are "Individual Awards", which may be awarded to a participant based upon the participant's individual contribution during the Plan Cycle, and "Corporate Awards", which may be awarded to a participant based upon National City's performance with respect to Key Financial Indices (as defined below). A participant who is a Covered Executive (as defined below) during a Plan Cycle may not, however, be paid an Individual Award for that Plan Cycle.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, ("Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a publicly held company's chief executive officer and any of its four other highest paid executive officers (each of the chief executive officer and the four other highest paid officers a "Covered Executive") is not deductible by the company beginning in the 1994 tax year unless the compensation qualifies for an exception. Section 162(m) excludes from the deductibility limit performance based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance plan, are satisfied. For a number of years, National City has had in place the National City Corporation Short-Term Incentive Compensation Plan for Senior Officers (the "Short-Term Plan") and the National City Corporation Annual Corporate Performance Plan (the "Annual Performance Plan"). Because the Short-Term Plan was put in place prior to the enactment of Section 162(m), the procedural requirements of Section 162(m) have not been satisfied with respect to the Short-Term Plan. The Annual Performance Plan was adopted and approved by stockholders in 1994. Awards under the Annual Performance Plan qualify for exclusion from the Section 162(m) limits.

     The Plan has been designed to replace the Short-Term Plan and the Annual Performance Plan and to qualify awards paid under the Plan for the exclusion from the Section 162(m) limits. The Plan is being presented for stockholder approval so as to meet the qualification requirements for the exclusion from the
Section 162(m) deductibility limits and thus to minimize the cost of providing competitive compensation to National City's key employees. Should the stockholders not approve the Plan, no awards will be made under the Plan. In such case, however, the Committee may continue the Short-Term Plan and the Annual Performance Plan or review other alternatives for the overall compensation package being provided to National City's senior officers.

ELIGIBILITY AND PARTICIPATION

     Eligibility for participation in the Plan will be limited to those officers of National City and its subsidiaries who play a key role in the management, growth and success of National City. Participation in the Plan by National City's executive officers will be determined by the Compensation Committee prior to the commencement of a Plan Cycle. Participation by other officers of National City or its subsidiaries will be determined by National City's chief executive officer.

PERFORMANCE MEASUREMENT

     Individual Awards will be determined by comparing actual individual and group achievements during a Plan Cycle to pre-established objectives for that Plan Cycle. These objectives shall be broad in nature, may be quantitative or qualitative, will typically be five in number and may include the achievement of group or divisional goals as well as individual goals. Corporate Awards will be determined by comparing National City's performance with Key Financial Indices. The performance may be relative to pre-established goals, the performance of a group of comparable corporations established by the Compensation Committee in accordance with the Plan, or any other objective standard established by the Compensation Committee. The Key Financial Indices that will be measured and their weights will be chosen by the Compensation Committee. The Compensation Committee may choose from the following indices (collectively, the "Key Financial Indices"): return on common equity; return on assets; overhead ratio; efficiency ratio; net interest margin; total annual return on common stock; and earnings per share, all as determined in accordance with generally accepted accounting principles. These are indices frequently used by financial corporations to measure profitability and overall operating performance. If the Compensation Committee determines that a change in the business operations, corporate structure or capital structure of National City, or the manner in which it conducts its business, or other events or circumstances render the Key Financial Indices unsuitable, the Compensation Committee may in its discretion modify the Key Financial Indices as appropriate and equitable.

AWARDS

     Generally, a participant's award for a given Plan Cycle will consist of two components, an Individual Award and a Corporate Award, which, when added together, comprise that participant's "Total Award". As noted above, however, a participant who is a Covered Executive during a Plan Cycle will not be paid an Individual Award for that Plan Cycle. For convenience, the amount of a participant's Individual Award (if any) or Corporate Award may be expressed as a percentage of the participant's base salary or some other criteria. The Compensation Committee will establish in writing the maximum Individual Award and Corporate Award for each participant not later than 90 days after commencement of the Plan Cycle. The amount of the Individual Award (if any) and the Corporate Award for a Plan Cycle will be calculated as of the December 31 for the year on which the Plan Cycle ends. The Compensation Committee may in its discretion reduce the Corporate Award payable to any participant notwithstanding the attainment of any performance goal. In no event may the Total Award to any Covered Executive for a Plan Cycle exceed 1% of National City's earnings before taxes and any one-time earnings, expenses or charges for that year. Amounts awarded under the Plan may be in cash, unfunded future benefits, restricted stock or a combination thereof. The unfunded benefits are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City or its subsidiaries.

TERMINATION OF EMPLOYMENT DUE TO NORMAL RETIREMENT, DISABILITY OR DEATH

     In the event of termination of employment due to normal retirement, disability or death, the participant shall be eligible to receive a prorated award based on the length of time the participant was employed during the Plan Cycle provided that the participant was a participant in the Plan for at least three months of the Plan Cycle. Such awards will be paid within 90 days following the end of the Plan Cycle.

OTHER TERMINATION OF EMPLOYMENT

     In the event a participant's employment during a Plan Cycle is terminated prior to vesting for any reason other than normal retirement, disability, or death, the participant will not be entitled to any award.

DEFERRAL OF AWARDS

     Prior to each Plan Cycle, the Compensation Committee will determine which participants if any, shall be eligible to make deferral elections under the Plan. The Compensation Committee will make the decision on each request whether or not to defer any portion or all of the participant's award with respect to each Plan Cycle. For each participant who defers compensation under the Plan, an unfunded account will be established and maintained by National City in the name of the participant. As of the date that cash awards are made, the amount of any deferred awards will be credited to each participant's account and to the fund or funds so selected by the participant. The funds are designed to reflect investment yields of funds maintained in the National City Corporation Savings and Investment Plan or in the equivalent of a savings account.

     Unfunded future benefits shall be payable to the former officer as a one-time payment or on an installment basis over a period of ten years commencing on the retirement, death, or other termination of employment of the participant.

RESTRICTED STOCK

     Prior to the end of each Plan Cycle, the Compensation Committee will determine which participants, if any, will be eligible to request payment of all or a portion of their Total Award in the form of restricted stock granted under the 1991 Restricted Stock Plan or the 1997 Restricted Stock Plan (those plans, together the "Restricted Stock Plans"). Each participant who is therefore eligible to elect to request payment of all or a portion of his or her Total Award for such Plan Cycle in the form of restricted stock, will be given the opportunity prior to the end of such Plan Cycle, to make such request. Covered Executives, however, must elect restricted stock prior to the 90th day after the commencement of each Plan Cycle. Such election and the percentage of Total Award requested to be paid in the form of restricted stock will be irrevocable and fixed with respect to such Participant and such Plan Cycle as of the end of such Plan Cycle. Any awards of restricted stock will be made at the discretion of the

Compensation Committee and will be subject to the terms, conditions and restrictions contained in the Restricted Stock Plans and the award agreement controlling each restricted stock award grant.

     In the event that the Compensation Committee, in its discretion, decides to pay any percentage of a participant's Total Award for a Plan Cycle in restricted stock, then, and in each such case, the number of shares of restricted stock to be granted to that participant shall be equal to a fraction (rounded to the nearest share) the numerator of which shall be 115% of the percentage of such Total Award to be paid in restricted stock and the denominator of which shall be the closing price, on the last trading day of the January next following the end of that Plan Cycle, of National City Common.

     If the Restricted Stock Plans are terminated at any time and a new plan is adopted which provides similar benefits or is intended to replace the Restricted Stock Plans, then such new plan shall be utilized for making the restricted stock grant. Should no restricted stock plan be available the amount of the restricted stock payment will, at the sole discretion of National City, be made in an alternative form which would not restrict receipt of shares of National City Common beyond the period of time provided in the anticipated restricted stock grant, or in cash.

FORFEITURES

     In the event the Compensation Committee finds that an employee or former employee who has an interest in the Plan has been discharged for reasonable belief of fraud or has been convicted of a crime as a result of which it becomes illegal for his employer to employ him or her, then any amounts held under this Plan for the benefit of such employee or former employee or his or her beneficiaries will be forfeited and no longer payable.

CHANGE IN CONTROL

     In the event of a change in control, the Plan provides that National City will pay to each participant a lump sum cash payment equal to the maximum award which could be paid under the Plan to each Participant.

AMENDMENT AND DISCONTINUANCE

     National City expects to continue the Plan indefinitely, but reserves the right, by action of the Compensation Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable except that stockholder approval shall be required for any amendment or modification of the Plan that, in the opinion of the National City's counsel, would be required by Section 162(m) of the Code or any regulations promulgated thereunder. However, if the Committee should amend or discontinue this Plan, National City will remain obligated under the Plan with respect to (i) Total Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance (ii) Total Awards and rights of any Participant or beneficiary with respect to whom a vesting event has occurred, and (iii) with respect to amounts deferred prior to the date of such amendment or discontinuance.

FEDERAL TAX CONSEQUENCES

     Awards under the Plan will result in taxable income to the participant upon receipt of cash payment. If the awards are deferred, the participant will not recognize taxable income for Code purposes until cash distributions are paid. The amount of the taxable income to the participant under the Code will be the amount of the deduction to which the National City is entitled.

PLAN BENEFITS

     It is not possible to determine future awards that will be received by participants in the Plan.

                                 PLAN BENEFITS
--------------------------------------------------------------------------------

                           NATIONAL CITY CORPORATION
                           MANAGEMENT INCENTIVE PLAN
                              FOR SENIOR OFFICERS

                                                                           1998
                                                                          DOLLAR
                     NAME AND POSITION                                  VALUE ($)
-----------------------------------------------------------------------------------------
D. A. Daberko, Chairman of the Board and Chief Executive
  Officer
V. A. DiGirolamo, Vice Chairman
R. G. Siefers, Vice Chairman and Chief Financial Officer
W. E. MacDonald III, Executive Vice President
R. F. Chormann, Vice Chairman
Executive Group
Non-Executive Director Group
Non-Executive Officer Employee Group
-----------------------------------------------------------------------------------------

VOTE BY STOCKHOLDERS

     Approval of the National City Corporation Management Incentive Plan for Senior Officers requires the favorable vote of the holders of shares representing a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

3. PROPOSAL TO INCREASE THE TOTAL NUMBER OF SHARES OF NATIONAL CITY CORPORATION'S AUTHORIZED CAPITAL STOCK FROM 705,000,000 TO 1,405,000,000.

APPROVAL OF INCREASE OF AUTHORIZED CAPITAL STOCK

     Article Fourth of National City's Restated Certificate of Incorporation presently authorizes the issuance of 705,000,000 shares of capital stock, consisting of 700,000,000 shares of National City Common, and 5,000,000 shares of National City Preferred Stock without par value ("Preferred Stock"). On
February 28, 1999,                shares of National City Common were issued and
outstanding,                shares of National City Common were reserved for
issuance in connection with employee stock options previously granted, shares of National City Common were available for future grants
of employee stock options,                shares of National City Common were
available for issuance pursuant to the Dividend Reinvestment Plan, and shares of National City Common were available for issuance
pursuant to the Restricted Stock Plans. Consequently,                authorized
shares National City Common remain available for future issuance.

     On February 22, 1999, National City's board of directors adopted a resolution approving a proposed amendment to National City's Restated Certificate of Incorporation to increase the number of shares of capital stock which National City is authorized to issue from 705,000,000 to 1,405,000,000. The proposed amendment to National City's Restated Certificate of Incorporation would increase the number of shares of National City Common which National City is authorized to issue from 700,000,000 to 1,400,000,000 shares, leaving the number of shares of Preferred Stock which National City is authorized to issue at 5,000,000 shares. The resolution directed that the proposed amendment be considered at the Annual Meeting.

     The board of directors believes it is advisable to have additional shares of National City Common available for future issuance in connection with possible acquisitions, equity financing requirements, payments of stock dividends or other stock distributions, employee stock incentive programs, dividend reinvestment programs, and other general corporate purposes. Except for existing employee stock options, the Dividend Reinvestment Plan, the Stock Option Plans and the Restricted Stock Plans, National City has no present plans, arrangements or understandings which would require the issuance of any shares of National City Common.

     Except for the increase in the number of authorized shares of National City Common, the proposed amendment does not amend any other provision of National City's Restated Certificate of Incorporation. No stockholder of National City has any preemptive rights and, if the proposed amendment is approved by the stockholders, shares of National City Common and Preferred Stock may be issued on such terms and conditions as the board of directors may determine without first offering such shares to stockholders and without further authorization from the stockholders, unless otherwise required by applicable law. National City's Restated Certificate of Incorporation would continue to provide that the board of directors is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation, at the time of issuance to fix the preferences, voting rights, dividend rights, dividend rate, conversion rights, if any, rights and terms of redemption, liquidation preferences, and other rights and restrictions of the shares of Preferred Stock or any series thereof, and to divide such shares into one or more series and fix the number of shares constituting each series. The dividend and liquidation rights of the National City Common will be subject to the rights of any preferred stock.

     In the event that the Stockholders approve this proposal and there occurs an event (such as an acquisition) by which National City Common is issued, the possibility exists that either book value per share or earnings per share, or both, could be diluted due to the larger number of shares outstanding. In addition, there could be a dilution to the voting power of each share of National City Common as additional shares are issued. Such events would require the prior approval of the board of directors, and under certain circumstances, the Stockholders. No such actions are planned at this time.

     The approval of this proposal could be construed as having an anti-takeover effect in that these authorized shares of National City Common could be available to defend a possible third-party takeover attempt. Management is not aware of any such attempt. In addition, it should be noted that National City does not have in place any shareholder rights plans or similar arrangements that would result in the automatic issuance of National City Common to thwart a possible takeover attempt.

     To effect the increase in the authorized number of shares of capital stock of National City, it is proposed that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of National City be amended to read in its entirety as is provided in Exhibit B.

VOTE BY STOCKHOLDERS

     Approval of the proposal to increase the number of authorized shares of capital stock requires the favorable vote of the holders of shares representing a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

4. SELECTION OF INDEPENDENT AUDITORS

     The board of directors of National City believes it appropriate to submit for action by the stockholders of National City the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National City for the year 1999. This firm and its predecessors have served as independent auditors for National City since its inception in 1973. In the opinion of the board of directors of National City, the reputation, qualifications and experience of the firm make appropriate its reappointment for 1999. A representative of the firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The favorable vote of the holders of shares representing a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the selection of Ernst & Young LLP as auditors for National City for the year 1999.

     THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

                       REMUNERATION OF EXECUTIVE OFFICERS
               AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL CITY

EXECUTIVE COMPENSATION

     (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1998 by (i) David A. Daberko, the chief executive officer, and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                             ------------------------------------   ------------------------------------
                                                                            AWARDS             PAYOUTS
                                                                    -----------------------   ----------
                                                                    RESTRICTED   SECURITIES                   ALL
                                                           OTHER      STOCK      UNDERLYING                  OTHER
    NAME AND PRINCIPAL                          BONUS     ANNUAL     AWARD(S)     OPTIONS/       LTIP         COMP
         POSITION            YEAR  SALARY($)    ($)(1)    COMP($)     ($)(2)      SARS(#)     PAYOUTS($)     ($)(3)
---------------------------
D. A. Daberko..............  1998  $           $            $       $                          $           $
Chairman of the Board......  1997
and Chief Executive          1996
  Officer..................
V. A. DiGirolamo...........  1998
Vice Chairman..............  1997
                             1996
R. G. Siefers..............  1998
Vice Chairman..............  1997
                             1996
W. E. MacDonald III........  1998
Executive Vice President...  1997
                             1996
R. F. Chormann(4)..........  1998
Vice Chairman..............  1997        --          --     --              --         --            --            --
                             1996        --          --     --              --         --            --            --

--------------------------------------------------------------------------------

(1) The Short-Term Plan and the Annual Incentive Plan awards include both cash and deferred awards. Based on the National City objectives and their weights, the payout under the Annual Corporate Performance Incentive Plan for 1998 was 70% of the maximum. See footnote 4 to this table regarding R.
    F. Chormann's payment.

(2) D. A. Daberko, V.A. DiGirolamo and W.E. MacDonald III elected to receive a portion of their Short-Term Incentive Compensation Plan award in the form of Restricted Stock. The value of the Restricted Stock granted to D.A. Daberko as payment of his Short-Term Incentive Compensation Plan Award was
             . The value of the Restricted Stock granted to V.A. DiGirolamo as
    payment of his Short-Term Incentive Compensation Plan Award was          .
    The value of the Restricted Stock granted to W.E. MacDonald III as payment
    of his Short-Term Incentive Compensation Plan Award was          .

    Each named executive officer holds the following amounts of Restricted Stock in addition to the amounts included in the table above:

         D.A. Daberko has       shares of Restricted Stock having a value as of
    12/31/98 of

         R. F. Chormann has         shares of Restricted Stock having a value as
    of 12/31/98 of

         V.A. DiGirolamo has       shares of Restricted Stock having a value as
    of 12/31/98 of

         R.G. Siefers has       shares of Restricted Stock having a value as of
    12/31/98 of

         W.E. MacDonald III has       shares of Restricted Stock having a value
    as of 12/31/98 of          .

    The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders of National City.

(3) All Other Compensation includes the Executive Savings Plan and the Savings and Investment Plan matching and profit-sharing components together with premiums paid by National City in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1998, each of the named executive officers were credited with the following matching and profit-sharing amount under the
    Savings and Investment Plan: D.A. Daberko,       ; R.F. Chormann   ; V.A.
    DiGirolamo       ;

    R.G. Siefers,       ; W.E. MacDonald III,       . The named executive
    officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1998: D.A. Daberko,
            ; R.F. Chormann   ; V.A. DiGirolamo,         ; R.G. Siefers,
            ; W.E. MacDonald III,         . All other compensation also includes
    the following amounts equal to the full dollar value of the remainder of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1998,
    respectively, as applicable: D.A. Daberko,         ; R.F. Chormann
             ; V.A. DiGirolamo,         ; R.G. Siefers,         ; W.E. MacDonald
    III,       . The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National City upon the cancellation or purchase by a named executive officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

(4) The salary included in the table above represents amounts paid to Mr. Chormann by National City from and after March 31, 1998. The amount in the
    All Other Compensation column includes a one-time payment of            paid
    in connection with the merger of FOA and National City in addition to a
    payment of         paid at year end. Prior to March 31, 1998, while employed
    by FOA, Mr. Chormann received salary of          , an annual incentive
    payment of          and a long term incentive payment of          . The
    incentive payments, while customarily paid at year end, were made in connection with the merger of FOA and National City.
--------------------------------------------------------------------------------

     (b) OPTIONS. The following table provides information on option grants in fiscal year 1998 to the named executive officers.
--------------------------------------------------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                   --------------------------------------------------------
                                    NUMBER OF       % OF TOTAL
                                    SECURITIES     OPTIONS/SARS      EXERCISE
                                    UNDERLYING      GRANTED TO          OR                     GRANT DATE
              NAME                 OPTIONS/SARS    EMPLOYEES IN     BASE PRICE   EXPIRATION   PRESENT VALUE
              ----                 GRANTED (#)    FISCAL YEAR (5)     ($/SH)        DATE         ($) (6)
-----------------------------------------------------------------------------------------------------------
D.A. Daberko.....................           (1)            %         $
                                            (2)
                                            (3)
V.A. DiGirolamo..................           (1)
                                            (2)
                                            (2)
                                            (3)
R.G. Siefers.....................           (1)
                                            (2)
                                            (3)
W.E. MacDonald III...............           (1)
                                            (2)
                                            (3)
R.F. Chormann....................           (1)
                                            (3)
                                            (4)

--------------------------------------------------------------------------------

(1) Options are incentive stock options. One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. A further restriction is placed on the exercise of the options such that the maximum number of shares of National City Common which become initially available for purchase under all post-1986 incentive stock option grants from National City in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Rights to Additional Options as defined under either the Amended and Restated National City Corporation 1993 Stock Option Plan or the National City Corporation 1997 Stock

    Option Plan ("Additional Options") are attached to each incentive stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City common owned by the optionee.

(2) Options are Additional Options. Additional Options are granted at the market price of National City Common on the date of grant and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(3) Options are non-qualified stock options. One half of each option becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. Rights to Additional Options are attached to each non-qualified stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(4) Options are non-qualified stock options. One-third of the award becomes exercisable annually beginning one year from the date of grant and all have a contractual term of 10 years. Additional Option rights are attached to each non-qualified stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(5) National City granted options representing 4,762,723 shares to employees during 1998.

(6) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the grant date present value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .208, (ii) an expected dividend yield of 3.00%, (iii) the risk-free interest rate at the date of grant based upon a term equal to the expected life of the option (5.45%), (iv) an expected option life equal to the anticipated period of time from date of grant to exercise (3.9 years), and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.

--------------------------------------------------------------------------------

     The following table sets forth the stock options exercised by each of the named executive officers during the calendar year 1998 and the December 31, 1998 value of all unexercised options held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                       NUMBER OF
                                                      SECURITIES        VALUE OF
                                                      UNDERLYING       UNEXERCISED
                                                      UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS/SARS     OPTIONS/SARS
                                                      AT 12/31/98    AT 12/31/98(2)
                        SHARES                       -------------   ---------------
                      ACQUIRED ON       VALUE        EXERCISABLE/     EXERCISABLE/
        NAME          EXERCISE(#)   REALIZED($)(1)   UNEXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------
D.A. Daberko........                $                                  $
V.A. DiGirolamo.....
R.G. Siefers........
W.E. MacDonald III..
R. F. Chormann......

--------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2) The "Value of Unexercised In-The-Money Options/ SARs at 12/31/98" is equal to the difference between the option/SAR exercise price and National City Common's closing price on December 31, 1998 of $72.500.
--------------------------------------------------------------------------------

     The following table provides information on the awards of long-term incentive plan participation during the calendar year 1998.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                           PERFORMANCE        ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF           OR OTHER         NON-STOCK PRICE-BASED PLANS(3)
                       SHARES, UNITS       PERIOD UNTIL      ---------------------------------
                         OR OTHER         MATURATION OR      THRESHOLD    TARGET     MAXIMUM
        NAME           RIGHTS(#)(1)         PAYOUT(2)           ($)        ($)         ($)
----------------------------------------------------------------------------------------------
D.A. Daberko........        N/A         December 31, 2001    $           $          $
V.A. DiGirolamo.....        N/A         December 31, 2001
R.G. Siefers........        N/A         December 31, 2001
W.E. MacDonald III..        N/A         December 31, 2001
R. F. Chormann......        N/A         December 31, 2001

--------------------------------------------------------------------------------

(1) The National City Long-Term Incentive Plan for Senior Officers ("LTIP") grants cash awards based on a percentage of the individual's base pay. No shares or other rights are granted.

(2) The LTIP is based on a three year cycle starting 1/1/99 and ending 12/31/01. Messrs. Daberko, DiGirolamo, Siefers, and MacDonald were each awarded the opportunity to participate in the next three year cycle. Payouts occur only at the end of the cycle.

(3) The payout is based on National City's total return to its stockholders over a three-year period as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant.
--------------------------------------------------------------------------------

     The value of benefits paid or furnished by National City in 1998 to executive officers, other than those included in the preceding table are less than the amounts required to be disclosed pursuant to the Securities and Exchange Act.

               REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

     National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission's proxy rules on executive compensation.

     The information provided is intended to enable stockholders to fully understand the performance-based compensation programs for executives. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

COMPENSATION PHILOSOPHY

     National City is committed to aligning compensation strategies with overall business objectives. The performance of National City's employees is key in delivering the types of products and services that will enable National City to be the premier diversified financial services company in the Midwest.

     National City's compensation philosophy is built on four integral components that form the basis of National City's FOCUS ON PERFORMANCE programs:

     - Implement strategies that differentiate and focus on employee performance;

     - Tailor compensation programs to reflect unit and organizational priorities;

     - Compensate employees based on their contributions to the achievement of National City's goals and objectives; and

     - Provide and support opportunities for equity ownership.

     National City will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National City's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions. National City's FOCUS ON PERFORMANCE programs are the foundation of achieving individual goals and National City's financial objectives.

EXECUTIVE COMPENSATION PRINCIPLES

     National City's compensation programs are designed to encourage and reward performance. The executive compensation package is competitive and comparable to those offered by National City's peer group. Because increasing net income is critical to National City's success, compensation is focused on performance that generates revenue directly through business lines and through increased efficiency as a result of staff unit contributions. The attainment of National City's goals and objectives maximize stockholder value and create enhanced compensation opportunities for participating executives.

     National City's executive compensation programs place a significant portion of an executive's compensation at risk based upon performance. Rewards are based on the attainment of both short-term and long-term strategic objectives. Cash-based and equity-based instruments are used to align executive rewards with the achievement of individual, unit, and corporate objectives.

     National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Code, which disallows a tax deduction for non-exempted compensation in excess of $1,000,000 to key executives. National City's compensation plans are currently structured to minimize the non-exempted compensation in excess of the limitation for deduction by National City established by Section 162(m). In the event that the limitation is exceeded, the Committee determines whether the compensation in excess of the limitation will be paid in cash or deferred until a later time.

COMMITMENT TO EMPLOYEE EQUITY OWNERSHIP

     National City is committed to ensuring that stockholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance. This focus is demonstrated by the stock ownership guidelines and several programs which provide more opportunities for executives to increase their level of equity ownership. For example, executives can receive part of their short-term bonus in the form of restricted stock and the use of Additional Options encourages employees to exercise their stock options earlier than they would have otherwise and hold the shares arising from the exercise.

STOCK OWNERSHIP GUIDELINES

     In 1996, National City adopted stock ownership guidelines for its executives. Equity ownership is a vital component of National City's total compensation strategy, which is based on corporate performance and stockholder interests. Ownership guidelines were determined based on a multiple of the base salary mid-range or market median and then converted to a fixed number of shares. The multiple used to determine the chairman's guideline was 5.5. The multiple used for the guideline of the other named executive officers was 3.5. As chairman of FOA, Mr. Chormann's stock ownership guideline was 75,000 shares. During 1998, no National City Common ownership guideline was established for Mr. Chormann. The guidelines are applicable to all executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and certain other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 63 executives.

              STOCK OWNERSHIP GUIDELINES FOR THE NAMED EXECUTIVES

David A. Daberko                                             shares
Vincent A. DiGirolamo                                        shares
Robert G. Siefers                                            shares
William E. MacDonald III                                     shares
Richard F. Chormann                                          no guideline was established in 1998

     The executives have three years from the date the stock ownership guideline was established or modified to meet the guideline. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in phantom National City Common and 401(k) funds invested in the National City Corporation Common Stock Fund.

     In addition to the stock ownership guidelines for employees, National City has adopted stock ownership guidelines for its directors. Increased equity ownership for directors strengthens the linkage to long-term stockholder interests. The board of directors established stock ownership guidelines in 1996. The guidelines recommend that each director beneficially own 6,000 shares of National City Common. Both direct and indirect National City equity ownership will be considered as owned shares for the purpose of the guideline. Direct ownership includes National City Common and Restricted Stock. Indirect ownership includes deferred compensation invested in the form of phantom National City Common.

EQUITY-BASED REWARDS

     Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with stockholder interests. Each organizational unit is allocated a pool of options for distribution based on its unit performance. Stock options are awarded to employees based on their contribution to the performance of the unit. Broad guidelines are used to award the stock options, with above target awards linked to above average individual performance and long-term potential. The performance measures used for the distribution of equity-based rewards vary by business unit. Measures such as net income and credit quality are common for core banking units while accomplishment of strategic initiatives and cost control are examples of measures used in other units.

     The National City Corporation Amended and Restated 1993 Stock Option Plan and the National City Corporation 1997 Stock Option Plan provide for one-time additional stock option grants when the employee has used previously owned National City Common to pay the exercise price of an original option grant (a swap transaction). The Additional Option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination date from the option that originally had the Additional Option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is NOT provided upon exercise of an Additional Option. This program was implemented when the stock ownership guidelines were established and supports National City's focus on increased equity ownership.

CASH-BASED REWARDS

     National City believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of internal business goals as well as to National City's performance compared to its peer group. Above target cash compensation can only be attained by achieving an above average ranking against the peer group and the attainment of the aggressive business goals.

     National City establishes a salary range for each executive officer by evaluating each executive officers responsibilities. This process is then validated through market comparisons with peer group companies. National City's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above average performance. Executive officers salaries vary within National City's ranges based upon performance, experience, and long-term potential.

     THE NATIONAL CITY CORPORATION ANNUAL CORPORATE PERFORMANCE INCENTIVE PLAN, as amended January 1, 1996, rewards performance relative to a peer group comprised of approximately 16 super-regional banks based on four factors, calculated without giving effect to merger charges: growth in earnings per share (33% weight), return on assets (17%), overhead ratio (17%), and return on equity (33%). Awards are based on National City's performance throughout the year as well as on the employee's individual award category. Awards are a percentage of base pay and can range from 0% to 76.5% for the chief executive officer and 0% to 60% for a vice chairman and other executive officers of National City or its major subsidiaries. For 1998, National City ranked seventh in its peer group. The award payment for 1998 was equal to 70% of the maximum award.

     THE NATIONAL CITY CORPORATION SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS provides awards based on net income of the participant's line or staff unit and the achievement of individual performance goals. Award pools are funded based on unit performance. Individual awards are distributed within each unit based on the funding level of the pool and the individual's contributions toward the unit's performance. Awards are a percent of base pay and can range from 0% to 53.5% for the chief executive officer and 0% to 48% for other executive officers of National City or its major subsidiaries. A vice chairman's award is comprised of two pieces. The first is an incentive award based on the above-mentioned criteria and can range from 0% to 53.5%. The second is the difference between the percent of salary of the chief executive officers Annual Corporate Performance Incentive Plan award and the percent of salary of the vice chairman's Annual Corporate Performance Incentive Plan award.

     THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, adopted effective January 1, 1999, focuses on both annual goals achieved by individual participants and the annual operating results achieved by National City. The plan, which is intended to replace the Short-Term Plan and the Annual Incentive Plan, allows for the granting of two types of awards for each calendar year: individual awards and corporate awards. Individual awards may be granted to a participant based upon the participant's individual contribution during the year. Individual awards are determined by comparing actual individual and group achievements during a calendar year to established objectives for that year. Neither the chief executive officer of National City nor any of National City's other four most highly compensated officers for a calendar year may be paid an individual award for that year. Corporate Awards, which may be granted to any participant, are based upon National City's performance with respect to key financial indices, the identity and relative weight of which are determined by the Compensation Committee. The performance may be relative to pre-established goals, the performance of a group of a peer group of comparable corporations established by the Compensation Committee, or any other objective standard established by the Compensation Committee. The Compensation Committee may in its discretion reduce the corporate award payable to any participant notwithstanding the attainment of any performance goal.

     THE NATIONAL CITY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to stockholders by linking the compensation of key executives to the overall profitability and success of National City. Awards are based on National City's ranking in its peer group. The ranking is determined by the increase in total stockholder return over a three-year plan cycle. Awards are paid at the completion of each plan cycle and can range from 0% to 100% for the chief executive officer, 0% to 80% for a vice chairman, and 0% to 60% for participating executive officers of National City or its major subsidiaries. The incentive award is computed based on the executive's average annual salary during each plan cycle. National City ranked fourth in its group in total return to stockholders for the 1996-1998 plan cycle. The payout was equal to the target, 85% of the maximum award.

PEER GROUP BANKS

     The peer group companies are selected by the Committee. Most are included in the KBW 50 Total Return Index (the "KBW50"), and have as a group, outperformed the KBW 50 over time. National City believes it is important that the peer group it compares itself to consists of the better financial services companies.

SUMMARY

     National City's compensation programs serve to closely align an individual's compensation with the impact of that individual's contributions on the overall performance of National City. Both cash-based and equity-based compensation is used to reward performance that is measured annually and over a three-year period. Achievement of National City's business goals and performance relative to its peer group is used as the measurement criteria. National City will continue to build on programs that relate total compensation with National City's success.

                 THE COMPENSATION AND ORGANIZATION COMMITTEE'S
                REVIEW OF CHIEF EXECUTIVE OFFICER'S COMPENSATION

     National City's executive compensation program is based on individual and corporate performance and places a significant portion of the chief executive officers compensation at risk if pre-established goals are not achieved. In addition, the program rewards his long-term strategic management through compensation vehicles which promote equity ownership and emphasize stockholder return.

     Mr. Daberko served as president and chief operating officer of National City from 1993 until July of 1995, when he was named chief executive officer. Mr. Daberko has been an employee of National City for 30 years. In 1998, Mr.
Daberko's total cash compensation was $               .

     During 1998, Mr. Daberko's salary was increased to reflect his performance and the relationship of his earning opportunities to that of other chief executive officers in the peer group. His base salary at the end of 1998 was
$               .

     Long-Term Plan awards are based solely on the change in total stockholder return when compared to the change in total stockholder return of a selected peer group for a three-year period. Based on National City's relative performance during the 1996-1998 time period, Mr. Daberko's award was
$               .

     Mr. Daberko's Short-Term Plan goals for 1998 were based on financial performance measurements and on several other key strategic initiatives designed to ensure the long-term success of National City. These goals relate to earnings, credit quality, reorganizing to a functionalized organization, assuring the smooth integration of FOA and Fort Wayne National Corporation ("FWNC"), and successful achievement of National City's 1998 key initiatives. These initiatives included database marketing/data warehouse, asset management, future product development and delivery, fee businesses, delivery channels, deposit/funding/asset generation strategy, international, human resources, non-personnel expense, and credit card. Mr. Daberko has elected to receive his
1998 bonus in the form of restricted stock (          shares), further linking
his compensation to the success of National City.

     The Annual Incentive Plan awards are determined by comparing National City's performance against that of a selected peer group of financial institutions based on return on equity, return on assets, growth in earnings per share and the overhead ratio. Mr. Daberko's Annual Incentive Plan award was
$               .

     Stock options are another key element of total compensation. Equity-based compensation produces a long-term link between stockholder and the rewards provided to key executive officers. Each year, the Compensation Committee reviews competitive peer group data and individual performance to determine the level of equity-based awards to be granted to key executives. National City places significant value and importance on stock ownership by senior management. Based on Mr. Daberko's performance, he received an option in 1998 to purchase shares of National City Common with an exercise price of $67.875 per share (the market value of National City Common on the day of the grant). Mr. Daberko's stock option grant was based on his performance relative to National City's achievement of its goals. These goals were expressed in terms of earnings, credit quality, and the successful completion of National City's 1998 critical initiatives previously mentioned. The option award was comparable to option awards made to chief executive officers of the peer group. The Committee does not consider the number of options held by Mr. Daberko in making this award, except for ensuring the option plan's limits are not exceeded. In addition, Mr. Daberko received Additional Options during 1998 by surrendering previously owned shares of National City Common to exercise stock options with the Additional Option feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original option.

     In 1998, National City's diluted net income per common share, excluding merger and restructuring expenses, increased by over 13% from 1997. The price per share of National City Common rose to $72.50 from $65.75 and dividends were increased to $1.88 per share from $1.67 per share. In addition, National City successfully integrated two significant acquisitions, FOA and FWNC. The performance based programs in which Mr. Daberko participates are designed to provide levels of equity-based and cash-based rewards that are aligned with the performance of National City. Mr. Daberko's compensation and the performance of National City during 1998 demonstrate the existence of this alignment.

COMPENSATION AND ORGANIZATION COMMITTEE

John G. Breen, Chairman
James S. Broadhurst
John W. Brown
Duane E. Collins
Daniel E. Evans
Joseph H. Lemieux

                         STOCKHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the five-year cumulative total return of National City Common, assuming reinvestment of dividends, with that of the Standard & Poors 500 Index (the "S&P 500") and the KBW 50. The KBW 50 is a market-capitalization-weighted bank stock index developed and published by Keefe, Bruyette & Woods, Inc., a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation's largest banking companies and is used to compare stock market and total return performance against an industry peer group.

                              5 YEAR TOTAL RETURN
                                 12/93 - 12/98
                      NATIONAL CITY VS. KBW 50 AND S&P 500
GRAPH

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                 NATIONAL CITY        S&P 500            KBW 50
1993                                                         100.0             100.0             100.0
1994                                                         110.4             101.3              94.7
1995                                                         147.8             139.4             152.0
1996                                                         208.4             171.4             215.0
1997                                                         315.1             228.6             314.3
1998                                                         357.5             293.9             340.3

         DESCRIPTION OF NATIONAL CITY'S COMPENSATION AND BENEFIT PLANS

     SAVINGS PLAN. The National City Savings and Investment Plan (the "Savings Plan") is a qualified salary reduction profit-sharing plan within the meaning of
Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one year of continuous service, is 21 years of age or older and has completed 1,000 hours of service) of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the "Trust") for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 10% of the employee's base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. The employers also make contributions to the Trust ("Matching Employer Contributions") in an amount equal to the Matching Employer Contribution percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 100% of the first 3% of the employee's pay contributed as a Before-Tax Contribution, plus 50% of the next 4% of the employee's pay similarly contributed as a Before-Tax Contribution, with no further Matching Employer Contribution for any additional pay contributed as a

Before-Tax Contribution). Amounts contributed pursuant to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

     Prior to 1998 the Savings Plan had a profit-sharing feature based upon National City's profitability, as measured by the percentage return on common equity ("ROE") from year to year. The profit-sharing contribution is in addition to the regular Matching Employer Contributions described above. The additional amount of this profit-sharing contribution in any year depends on National City's ROE for that year and ranges, in five-cent increments from no additional contribution, if a minimum ROE of 12% is not attained, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for the year if National City's ROE is equal to or greater than 18.5%. In 1997, National City's ROE was 18.53%, which resulted in National City contributing 50 cents for each $1.00 of an individual's Before-Tax Contribution as a profit-sharing contribution for the year 1997.

     Effective January 1, 1998, the profit-sharing contribution for any year, commencing with 1998, is determined on the basis of the reported growth in National City's earnings per share ("EPS") since the end of the immediately preceding year. Under the Savings Plan, the amount of the profit sharing contribution for any year, commencing in 1998, will range, in five cent increments, from zero, if growth in National City's reported EPS since the end of the immediately preceding year is less than 8%, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for that year if growth in National City's reported EPS since the end of the immediately preceding year is equal to or greater than 14.01%. The profit-sharing contribution for each year will be made during the immediately succeeding year. Any profit-sharing contribution will be in addition to any Regular Matching Employer Contributions.

     EXECUTIVE PLAN. Effective January 1, 1989, National City adopted the National City Executive Savings Plan (the "Executive Plan"), in the form of a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which by reason of an individual's annual compensation would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

     Participants in the Executive Plan are limited to those key officers of National City or its subsidiaries who may be designated from time to time by the Compensation Committee. The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

     LONG-TERM PLAN. The National City Long-Term Incentive Compensation Plan (the "Long-Term Plan") for Senior Officers focuses upon providing superior returns to stockholders of National City and measures National City's total return to its stockholders against the total returns to stockholders of a peer group of high-performing banking companies. The measurement of total return includes dividends paid plus changes in the market value of National City Common. The measurement over a three-year period is intended to focus on the long-term performance of National City linking senior management's compensation to the total stockholder return during the period.

     The Long-Term Plan is administered by the Compensation Committee. Each year begins a new three-year cycle. The awards can range up to 100% of an individual participant's average annual base salary during the cycle for the chief executive officer of National City and up to a lesser percentage for other senior executive officers selected to participate under the Long-Term Plan. The amount of the award earned is dependent upon the total stockholder return during the cycle in comparison with the total stockholder return of the peer group. The peer group is established prior to the beginning of the cycle by the Compensation Committee. Most of the banking companies in the peer group at this time are included in the KBW 50 used in the performance chart appearing below the caption "Stockholder Return Performance". National City believes it is important that the peer group it compares itself to consists of the better-performing banking companies. No awards under the Long-Term Plan were paid prior to the end of the first cycle, December 31, 1990.

     Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate as a one-time payment or on an installment basis over 10 years. Unfunded future benefits awards are considered as invested in the funds described in the Savings Plan or as directed by the recipient from time to time in the equivalent of a savings account and are subject to the gains or losses on those investments.

     In the event of a change in control of National City, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control, National City's stockholder total return during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36. In adopting this plan, it was felt this termination was appropriate in that those individuals previously charged with providing superior total returns to the stockholders of National City would no longer be in the same position to guide the affairs of National City as they were prior to the event constituting a change in control and, furthermore, following such a change in control no further performance comparisons could be made.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Long-Term Plan.

     SHORT-TERM COMPENSATION PLAN. The National City Short-Term Incentive Compensation Plan for Senior Officers, as amended, focuses on the short-term goals achieved by the individual participant. The plan is administered by the Compensation Committee. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Compensation Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 53.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

     Amounts awarded under the Short-Term Plan may be in cash, in unfunded future benefits, in Restricted Stock (as hereinafter described under the caption "Restricted Stock Plans") or in a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate as a one-time payment or on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account and are subject to the gains or losses on those investments.

     In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Short-Term Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Short-Term Plan.

     Subject to stockholder approval of the National City Corporation Management Incentive Plan for Senior Officers, the Short-Term Plan will be terminated effective January 1, 1999 and replaced by the National City Corporation Management Incentive Plan for Senior Officers.

     ANNUAL CORPORATE PERFORMANCE PLAN. The National City Annual Corporate Performance Incentive Plan focuses on the annual operating results achieved by National City. The plan is administered by the Compensation

Committee. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Committee. National City's financial performance is currently measured in comparison with the financial performance of other high-performing banking companies, weighted as follows: return on equity (33%), return on assets (17%), overhead ratio (17%) and percentage change in earnings per share (33%). Most of the companies in the peer group are included in the KBW 50 used in the performance chart appearing under the caption "Stockholder Return Performance". National City believes it important that the peer group it compares itself to consists of the better performing banks. Awards are based on the corporate results and can range from 0% to 76.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

     Amounts awarded under the Annual Performance Plan may be in cash, in unfunded future benefits, or in a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer or his beneficiary or his estate as a one-time payment or on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account, and are subject to the gains or losses on those investments.

     In the event of a change in control, the Annual Performance Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Annual Performance Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive benefits.

     Subject to stockholder approval of the National City Corporation Management Incentive Plan for Senior Officers, the Annual Performance Plan will be terminated effective January 1, 1999 and replaced by the National City Corporation Management Incentive Plan for Senior Officers.

     MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS. The National City Corporation Management Incentive Plan for Senior Officers focuses on both annual goals achieved by individual participants and the annual operating results achieved by National City. Under this plan, each calendar year is a separate "plan cycle". Participants who are senior officers of National City are selected by the Compensation Committee prior to the commencement of each plan cycle. All other participants for a plan cycle are selected by National City's chief executive officer.

     The Plan, which is administered by the Compensation Committee, allows for the granting of two types of awards: Individual Awards and Corporate Awards. Individual Awards may be granted to a participant based upon the participant's individual contribution during the plan cycle. No participant who is, during a plan cycle, the chief executive officer of National City or one of National City's other four most highly compensated officers for that plan cycle may be paid an Individual Award for that plan cycle. Individual Awards are determined by comparing actual individual and group achievements during a plan cycle to established objectives for that plan cycle.

     Corporate Awards, which may be granted to any participant, are based upon National City's performance with respect to key financial indices, the identity and relative weight of which are determined by the Compensation Committee. The performance may be relative to pre-established goals, the Compensation Committee, or any other objective standard established by the Compensation Committee. The key financial indices will consist of a variety of financial ratios that are frequently used by financial corporations to measure profitability and overall operating performance. The particular indices to be used for a given plan cycle, and the relative weight to be given to each of the indices, will be determined by the Compensation Committee. The Compensation Committee may in its discretion reduce the corporate award payable to any participant notwithstanding the attainment of any performance goal.

     A participant's Individual Award, if any, and Corporate Award, comprise the participant's Total Award for the plan cycle in question. For convenience, that amount of a participant's Individual Award, if any, or Corporate Award may be expressed as a percentage of the participant's base salary or some other criteria.

     Amounts awarded under the Plan may be in cash, in unfunded future benefits, in Restricted Stock (as hereinafter described under the caption "Restricted Stock Plans") or in a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer or his beneficiary or his or her estate as a one-time payment on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account, and are subject to the gains or losses on those investments.

     In the event of change in control, the Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive benefits.

     STOCK OPTION PLANS. National City has in effect the 1984 Stock Option Plan, as amended; the 1989 Stock Option Plan; the 1993 Stock Option Plan, as amended and restated, and the 1997 Stock Option Plan. Each of the Stock Option Plans has substantially similar provisions and generally provides for the granting of options to purchase shares of National City Common, the options being either non-qualified options or options that are intended to qualify as Incentive Stock Options under Section 422 of the Code. The Stock Option Plans also provide for the granting of appreciation rights, but only in tandem with stock options previously granted or contemporaneously being granted. Under the Stock Option Plans, no options may be granted at less than 100% of the market value of National City Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive options under the Stock Option Plans.

     RESTRICTED STOCK PLANS. National City has in effect the 1991 Restricted Stock Plan and the 1997 Restricted Stock Plan. Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the Board of Directors of National City.

     The Restricted Stock Plans are administered by the Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of National City Common ("Restricted Stock") to a recipient and restricting that recipient's rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

     Restricted Stock has been granted to executive officers for two purposes the first of which is to offset the liability of a portion of their Supplemental Retirement Benefits with the restrictions being lifted at retirement. Grants are based on the present value of accrued supplemental benefits. The second is to deliver all or part of their awards under the Short-Term Plan or the Management Incentive Plan. In this case restrictions lapse after one year.

     Other employees, who do not receive stock option grants and who have been identified by their managers as high potential employees, may be awarded restricted stock grants. The restrictions on grants to high potential employees lapse on the fourth anniversary of the grant.

     The total amount of Restricted Stock that may be awarded under the 1991 Restricted Stock Plan, as amended, is 1,000,000 shares, of which no more than 150,000 shares may be awarded in the aggregate to any one individual. The total amount of Restricted Stock that may be awarded under the 1997 Restricted Stock Plan is

1,500,000 shares, of which no more than 225,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plans, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the board of directors) or any of its subsidiaries ("Employee Awards") and to the directors of National City who are not employees of National City or its subsidiaries ("Director Awards").

     The Restricted Stock Plans contemplate that the Committee may award Restricted Stock to the employees of National City and National City's subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

     Other than directors who also are officers of National City, each individual who was elected to the board of directors of National City on April 22, 1991, the date when the 1991 Restricted Stock Plan became effective, was awarded 500 shares of Restricted Stock, and each individual who is first elected or appointed to the board of directors will be, awarded 1000 (500 shares adjusted for the July 1993 100% stock dividend) shares of Restricted Stock subject to transfer restrictions. In addition, each year in which an individual is reelected or reappointed as a director of National City, such individual is to be awarded an additional 200 shares of Restricted Stock. The restrictions on the Director Awards do not expire until the earlier of the individual director's death, disability, or nine months after the date of the award.

     Each of the Restricted Stock Plans provides that upon a change in control of National City (as defined in the Restricted Stock Plan), all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City Common free of any such restrictions.

     SEVERANCE AND EMPLOYMENT AGREEMENTS. National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees ("Executives") continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the Committee and the forms of the agreement were approved by the board of directors at its December 19, 1994 meeting. The agreements become immediately operative upon a change in control.

     The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. For 17 Executives, the severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

     The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with employee benefits that are welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City's various retirement benefit plans.

     National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

     National City has entered into an agreement to employ Mr. Chormann as vice chairman of National City for a term of three years, which became effective as of the March 31, 1998 (the "Effective Date"). The employment agreement provides that Mr. Chormann's base salary and bonus will equal the greater of his 1997
base salary and bonus or   % of the National City chief executive officer's base
salary and bonus. In addition, Mr. Chormann received, on the Effective Date, a
one-time payment in the amount of $          , which is the amount that Mr.
Chormann would have been entitled to receive pursuant to the Management Continuity Agreement made November 26, 1996 between FOA and Mr. Chormann had he been terminated by National City without cause immediately after the Effective
Date. Mr. Chormann was also issued, on the Effective Date,       restricted
shares of National City Common, and options to acquire         shares of
National City Common, all such shares and options to vest ratably over the three-year term of the employment agreement. The employment agreement also provides that upon termination of employment for any reason, Mr. Chormann will
receive an annual retirement benefit for his life of $          reduced by any
benefit payable pursuant to National City's and FOA's qualified retirement plans and in lieu of any benefit payable under FOA's supplemental retirement plan or any National City nonqualified retirement plan (the "Retirement Benefit"). If Mr. Chormann dies and is survived by his current spouse, she shall be entitled
to an annual payment equal to     of the Retirement Benefit. In the event both
Mr. Chormann and his current spouse die prior to the tenth anniversary of the commencement of Retirement Benefit payments, then Retirement Benefits payments shall continue to be made to Mr. Chormann's or his spouse's beneficiaries, as the case may be, until such tenth anniversary. The employment agreement also provides that to the extent not previously provided by FOA, National City shall provide Mr. Chormann with a split-dollar life insurance arrangement providing
for a death benefit of $           . The employment agreement also provides that
Mr. Chormann shall receive other benefit plan coverage no less favorable than those provided to National City's chief executive officer. In the event payments to Mr. Chormann pursuant to the employment agreement result in Mr. Chormann being subject to the excise tax applicable to excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986, the employment agreement provides for an additional payment to Mr. Chormann in the amount necessary for Mr. Chormann to retain the same amount that he would have retained had the excise tax not applied, unless the total payments due under the employment
agreement do not exceed    % of the greatest amount (the "Reduced Amount") that
could be paid such that the amount payable to Mr. Chormann would not give rise to any excise tax, in which case, Mr. Chormann would be paid the reduced amount. If, prior to the expiration of the employment agreement's term Mr. Chormann's employment is terminated by National City without cause, or Mr. Chormann resigns following a diminution in his position or responsibilities, the failure by National City to pay agreed upon compensation, the requirement that Mr. Chormann's office be based at a location more than 35 miles from Kalamazoo, Michigan, the termination of employment other than as expressly provided by the employment agreement or the failure to require a successor of National City to honor the terms of the employment agreement, then Mr. Chormann shall, in addition to the aforementioned Retirement Benefit (a) receive a lump sum payment equal to the sum of any amounts accrued, but unpaid under the employment agreement and the amounts that would have been paid for the remainder of the employment agreement; (b) be entitled to lifetime medical benefits for himself and his spouse on the same basis as provided to him immediately prior to his termination of employment; (c) become vested in the restricted stock awards and stock options provided for in the employment agreement; (d) be entitled to any other benefits that he is otherwise entitled to as an employee of National City. It has been estimated that, if Mr. Chormann's employment had terminated immediately following the Effective Time other than for cause, death or disability or by Mr. Chormann for one of the reasons enumerated above, the total payment to Mr. Chormann pursuant to his employment agreement would have been
           .

     RETIREMENT PLANS. The National City Non-Contributory Retirement Plan (the "Retirement Plan") is a qualified, non-contributory defined benefit plan, and the pension trust is tax exempt under the Code. The Retirement Plan presently covers all regular employees of National City and those subsidiaries of National City that have adopted the Retirement Plan when such employees have completed 1,000 hours of service in a 12-month period (normally the first 12 months of employment), provided they have attained age 21.

     Under the Retirement Plan formula in effect prior to January 1, 1999, upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan generally was entitled to receive monthly for life a basic benefit (less certain deductions specified in the Retirement Plan) based upon the participant's highest average annual Earnings for any 60 consecutive months of active employment during the last 120 months preceding retirement ("Final Average Earnings"). The annual basic benefit was equal to the sum of (a) 1 1/4% times the employee's Final Average Earnings not in excess of "Covered Compensation" plus (b) 1 3/4% times the employee's Final Average Earnings in excess of "Covered Compensation," and such sum multiplied by the number of years of benefit service, but not more than 35 years. "Covered Compensation," which is computed pursuant to government regulations, generally is based upon the average of the wage base covered by Social Security, upon the employee's date of birth, and upon an assumed 35-year work experience. Participant's Earnings was defined for purposes of the Retirement Plan formula in effect prior to January 1, 1999 to mean generally the salary and wages paid to such participant, excluding overtime, bonuses, commissions, and other similar forms of remuneration. The Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

     The Retirement Plan formula in effect prior to January 1, 1999 also provides for optional early retirement at a reduced benefit at any time after a participant attains age 55 with at least 10 years of benefit service. The amount of the reduction of the benefit is determined by a formula dependent upon the age at which the participant elects to begin to receive benefits. If a participant has more than 20 years of vesting service, the participant may elect to retire at 62 and start receiving unreduced pension benefits.

     The benefit formula under the Retirement Plan was changed effective January 1, 1999 to a cash balance formula. Under the cash balance formula, participants receive monthly pay credits to their cash balance accounts. The pay credits are equal to a percentage (between 3% and 8%) of the participant's earnings, depending upon the participant's age and years of service. Under the cash balance formula, a participant's earnings is defined to mean generally all non-deferred compensation paid to such participant including, overtime and commissions. Participants also receive month interest credits to their cash balance accounts. The rate at which interest is credited is based upon the annual rate of 30-year U.S. Treasury securities for September of the preceding year.

     Generally upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan is entitled to receive, monthly for life, a basic benefit less certain deductions specified in the Retirement Plan. This basic benefit is determined by converting the participant's cash balance account to an equivalent monthly annuity amount.

     A participant may retire at any time after age 55 with 10 or more years of vesting service. The early retirement benefit is calculated in the same manner as the retirement benefit and is based upon the value of the participant's cash balance account at the date such early retirement benefit commences. Thus, the value of a participant's cash balance account will be less where a participant commences benefits prior to the normal retirement age.

     Certain participants who were participants in the Retirement Plan prior to January 1, 1999 or who were participants in another retirement plan which was merged into the Retirement Plan may be entitled to certain additional or transitional benefits as specified in the Retirement Plan.

     The Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

     National City adopted a supplemental retirement plan ("Supplemental Plan") to supplement the pension payments under the Retirement Plan for those certain senior officers of National City and its subsidiaries who may be designated from time to time by the Committee. Payments under the Supplemental Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund.

     The Supplemental Plan's purpose is to augment an individual's income from Social Security and pension payments the individual is entitled to receive upon retirement. The amount of the Supplemental Plan benefit for any covered individual will be the amount of the individual's retirement benefit determined under the Retirement Plan as in effect prior to January 1, 1999, but determined
(a) without regard to the limitations on such benefits contained in the Code, and (b) by adding to the individual's highest average base compensation the average of the amounts (if any) of the individual's five largest (not necessarily consecutive) awards under the Short-Term Plan,

Long-Term Plan and the Annual Performance Plan during the 10 calendar years completed prior to retirement, less the sum of (i) amounts payable to the individual under the Retirement Plan plus (ii) amounts payable to the individual under any corporate program which is deemed to be another offset program to the Supplemental Plan, as determined by the Committee. The amount of the Supplemental Plan benefit may, in the discretion of such Committee, be paid to the individual in a lump sum.

     The Supplemental Plan also provides supplemental disability benefits and supplemental surviving spouse benefits. All benefits under the Supplemental Plan are computed on the basis of the individual's retirement at age 65 (or age 62 if he has 20 years of vesting service), and if an individual otherwise entitled to receive benefits under the Supplemental Plan retires prior to attaining said age, Supplemental Plan benefits will be reduced in accordance with a formula dependent upon the individual's age and years of service with National City at the time such benefits commence, subject, however, to such reduction being waived by that Committee.

     In the event of a change in control of National City, the Supplemental Plan provides for the vesting of all accrued benefits.

GRANTOR TRUST

     A trust has been established to hold assets in the case of a change in control for the payment of benefits for unfunded deferred compensation for executives under the Short-Term Plan, the Long-Term Plan, the Supplemental Plan, the Executive Plan, and the split dollar life insurance agreements.

--------------------------------------------------------------------------------

                               PENSION PLAN TABLE

                                      YEARS OF BENEFIT SERVICE
    AVERAGE BASE   ---------------------------------------------------------------
    COMPENSATION   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
----------------------------------------------------------------------------------
     $   25,000    $  3,125   $  4,687   $  6,250   $  7,812   $  9,375   $ 10,937
         50,000       7,194     10,790     14,387     17,984     21,581     25,178
        100,000      15,944     23,915     31,887     39,859     47,831     55,803
        200,000      33,444     50,165     66,887     83,609    100,331    117,053
        400,000      68,444    102,665    136,887    171,109    205,331    239,553
        600,000     103,444    155,165    206,887    258,609    310,331    362,053
        800,000     138,444    207,665    276,887    346,109    415,331    484,553
      1,000,000     173,444    260,165    346,887    433,609    520,331    607,053
      1,200,000     208,444    312,665    416,887    521,109    625,331    729,553
----------------------------------------------------------------------------------

Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Executive Retirement Plan. The Social Security Taxable Wage Base (as defined in the Supplemental Executive Retirement Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year.
--------------------------------------------------------------------------------

     Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under the Supplemental Plan for the chief executive officer of National City and three of the four executive officers named in the
Summary Compensation Table would be: David A. Daberko,   years; Vincent A.
DiGirolamo,   years; Robert G. Siefers,   years, and William E. MacDonald III,
years. Pursuant to his employment agreement with National City, the terms and conditions of which are described hereinafter under the caption "Employment Contracts") Mr. Chormann will receive an annual retirement benefit for his life
of $          reduced by any benefit payable pursuant to the qualified
retirement plans of National City and FOA.

                             STOCKHOLDER PROPOSALS

     Holders of National City Common who wish to make a proposal to be included in National City's Proxy Statement and Proxy for National City's 2000 Annual Meeting of Stockholders which, unless changed, is scheduled to be held on April
  , 2000, in Cleveland, Ohio, must cause such proposal to be received by
National City at its principal office not later than October   , 1999. Each
proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of National City Common owned, and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National City's 2000 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City's 2000 Annual Meeting.

                          TRANSACTIONS WITH MANAGEMENT

     Certain of National City's directors, executive officers and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 1998. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments and sales of commercial paper involving executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and, did not involve more than the normal risk of collectibility or other unfavorable features.

VOTING

     A quorum is required for the transaction of business by stockholders at the Annual Meeting. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. The approval of the National City Corporation Management Incentive Plan for Senior Officers and the approval of the selection of Ernst & Young LLP as independent auditors for 1999, require the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of the proposal to increase the total number of shares of National City Corporation's authorized capital stock from 705,000,000 to 1,405,000,000 requires the favorable vote of the holders of shares representing a majority of the issued and outstanding National City Common. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the Annual Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of shares present in person or represented by proxy at the Annual Meeting and will have no impact on the election of directors, the approval of the National City Corporation Management Incentive Plan for Senior Officers, and the approval of the selection of independent auditors. Shares not voted on proxies returned by brokers will have the same effect as a vote against the proposal to increase the total number of shares of National City's authorized capital stock from 705,000,000 to 1,405,000,000 since such shares are not voted in favor of the proposal and the proposal requires an affirmative vote by a majority of the shares outstanding.

                                    GENERAL

     The costs of solicitation of proxies will be borne by National City. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National City or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National City has retained Corporate Investor Communications, Inc. ("CIC") to assist in such solicitation. The fee of CIC is estimated not to exceed $8,500, plus reasonable out-of-pocket costs and expenses. National City does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National City subsidiaries acting through their nominees or acting as a fiduciary.

     National City is not aware of any matters which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                                                       EXHIBIT A

                           NATIONAL CITY CORPORATION

                           MANAGEMENT INCENTIVE PLAN
                              FOR SENIOR OFFICERS

                           EFFECTIVE JANUARY 1, 1999

                      ARTICLE 1. THE PLAN AND ITS PURPOSE

     1.1 Adoption of Plan. This National City Corporation Management Compensation Plan for Senior Officers is hereby adopted, effective January 1, 1999 (herein referred as the "Plan").

     1.2 Effectiveness. This Plan is effective on and after January 1, 1999, to provide for the operation of the Plan on and after such date and to govern the treatment, on and after such date, of all deferrals made under this Plan, the National City Corporation Annual Corporate Performance Plan, effective January 1, 1995 and the National City Corporation Short Term Incentive Compensation Plan for Senior Officers as amended and restated effective January 1, 1998.

     1.3 Purpose. The purpose of the Plan is to maximize the Corporation's profitability and operating success by providing an incentive to officers to achieve superior results. The Plan is designed to promote teamwork to achieve overall corporate success and to motivate individual excellence.

     1.4 Operation of the Plan. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation. The Plan operates on a calendar year basis and is subject to the review, interpretation, and alteration by the Committee. The Plan is intended to serve only as a guide to the Corporation in determining eligibility for and amounts of incentive compensation to be awarded under the Plan. With respect to any award made under the Plan, however, the Plan shall serve as a non-qualified plan providing for and governing the treatment of deferred compensation at the election of the Participant and/or the Committee, or as required by the Plan, as provided herein.

                             ARTICLE 2. DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

          (a) "Base Salary" shall mean the annual salary as of the close of the Plan Cycle, exclusive of any bonuses, incentive pay, special awards, or stock options.

          (b) "Board" shall mean the Board of Directors of the Corporation.

          (c) "Change in Control" see Section 12.3.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall mean the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of the Plan.

          (f) "Corporate Award" shall mean the payment earned by a Participant based on the Corporation's results as set forth in Section 4.1(b).

          (g) "Corporation" shall mean National City Corporation, a Delaware corporation.

          (h) "Covered Executive" shall mean any individual who, is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code.

          (i) "Disability" shall mean the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

          (j) "Early Retirement" shall mean retirement at or after age 55 with at least ten years of service with the Employers prior to Normal Retirement.

          (k) "Effective Date" see Section 12.4.

          (l) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.

          (m) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.

          (n) "Employer" shall mean the Corporation or any Subsidiaries.

          (o) "Executive Officer" shall mean the chairman, chief executive officer, president, vice chairman, executive vice president or a similar officer of the Corporation, anyone designated by the Board as an executive officer of the Corporation or a Covered Executive.

          (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (q) "Funds" shall mean the Funds provided for in Section 9.3 hereof.

          (r) "Individual Award" shall mean the payment earned by a Participant based on an evaluation of the individual's achievements. As such, the amount of any Individual Award under this Plan is determined by decision of and in the discretion of the Corporation acting through the Committee as hereinafter provided.

          (s) "Implementation Date" see Section 12.5.

          (t) "Key Financial Indices" shall mean those indices frequently used by financial corporations to measure profitability and overall operating performance. The indices shall be based on specific levels of or change in one or more of the following: return on common equity; return on assets; overhead ratio; efficiency ratio; net interest margin; total annual return on common stock; earnings per share, as determined in accordance with generally accepted accounting principles. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the corporation, or the manner in which it conducts its business, or other events or circumstances render the Key Financial Indices unsuitable, the Committee may in its discretion modify such Key Financial Indices, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Executive where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Key Financial Indices.

          (u) "Normal Retirement" shall mean leaving the employ of all Employers at or after the age 62 with at least twenty years of continuous service with the Employers or at or after the age 65 with at least five years of continuous service with the Employers.

          (v) "Parallel Funds" see Section 9.3(b)

          (w) "Participant" shall mean an Eligible e Employee who is approved by the Committee for participation in the Plan. Such approval shall be on a Plan Cycle basis and shall be reviewed with respect to each new Plan Cycle.

          (x) "Participation Portion" see Section 3.3.

          (y) "Peer Group" shall mean a group of comparable corporations used to measure relative performance. The Peer Group shall be established by the Committee prior to March 31st of each Plan Cycle; thereafter, such Peer Group for such Plan Cycle shall not be changed, provided however, that one or more members of a Peer Group shall be dropped therefrom upon the announcement of a definitive agreement to (i) acquire the Peer Group member, (ii) the acquisition of sixty-five percent or more of the gross assets of the Peer Group member or (iii) the merger of the Peer Group member with another company(ies) where the Peer Group member's then current board of directors will not constitute a majority of the board of the surviving corporation.

          (z) "Plan" see Section 1.1.

             (aa) "Plan Cycle" shall mean a period of a calendar year.

             (bb) "Restricted Stock Plans" see Section 10.1.

             (cc) "SIP" shall mean the National City Savings and Investment
        Plan.

             (dd) "Subsidiary" shall mean an entity in which the Corporation directly or indirectly owns 50% of more of the voting equity securities.

             (ee) "Total Award" shall mean the Individual Award plus the Corporate Award.

             (ff) "Vesting Event" shall mean the earliest to occur of the following dates:

                (1) the date any award is paid,

                (2) the last date a benefit can be paid under the Plan,

                (3) the Effective Date of a Change in Control,

                (4) the date a Participant takes Normal Retirement,

                (5) the date a Participant has a Disability, or

                (6) the date of a Participant's death.

          Each Participant and beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his benefits or Total Award earned or accrued hereunder as of the date of said Vesting Event, subject to the forfeiture provisions of Article 11.

             (gg) "Voting Stock" shall mean the then outstanding securities of a company entitled to vote generally in the election of directors.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Eligibility for participation in the Plan will be limited to those officers of the Corporation and Subsidiaries who, by the nature and scope of their position, play a key role in the management, growth and success of the Corporation, as determined by the Committee.

     3.2 Participation. Participation in the Plan for each Eligible Employee who is an Executive Officer shall be determined by the Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle, except as otherwise provided herein. The Committee may base its approval upon the recommendation of the chief executive officer of the Corporation. The chief executive officer shall determine the participation of each Eligible Employee who is not An Executive Officer. Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him of such selection.

     Participation for part of a Plan Cycle. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle ("Participation Portion") such Eligible Employee may, in the Committee's discretion, be a Participant for such portion of the Plan Cycle but his Total Award will be based upon his Base Salary at the end of such Participation Portion and such Total Award will normally be prorated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the total Plan Cycle. A Covered Executive may not be made a Participant after the beginning of a Plan Cycle.

     3.4 Changes During a Plan Cycle. In the event a Participant is promoted or demoted, the Committee may, in its discretion, (i) continue such Participant's maximum Total Award as it was prior to such promotion or demotion, (ii) provide the Participant from and after the promotion or demotion with a higher or lower maximum Total Award, (iii) provide for a combination of (i) and (ii), or (iv) after a demotion remove the Participant from further participation in the Plan.

          (a) In the event of a Plan Cycle for which the Participant's participation is thus split between two maximum Total Awards, the Total Award for such Plan Cycle will normally be prorated to reflect the portions of the Plan Cycle spent under each maximum Total Award and each part of the Total Award will be based upon the Participant's Base Salary at the end of the appropriate portions of the Plan Cycle.

          (b) The Committee may not increase a Covered Executive's maximum Total Award during a Plan Cycle.

     3.5 Portions of Plan Cycles-Setting of Individual
Objectives. Notwithstanding Sections 3.3 and 3.4, no portion of a Plan Cycle with respect to a Participant shall be considered to be a separate portion of participation for a Participant unless, prior thereto, individual achievement objectives are set for such Participant for such portion of a Plan Cycle pursuant to Article 4, or are waived by the Committee, in its discretion.

     3.6 No Right to Participate. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.

                       ARTICLE 4. PERFORMANCE MEASUREMENT

     4.1 Performance Criteria. Performance, for purposes of this Plan, will be measured in terms of the Participant's individual contribution and in terms of the Corporation's performance.

          (a) Individual Awards will be determined by comparing actual individual and group achievements during the Plan Cycle to established objectives for the Plan Cycle. Not later than 90 days after the commencement of each Plan Cycle each Participant shall establish objectives for the Plan Cycle. Such objectives shall be broad in nature, may be quantitative or qualitative, will typically be five in number and may include the achievement of group or divisional goals as well as individual goals. The objectives for Participants other than the chief executive officer of the Corporation shall be subject to the review, revision and approval of their superiors and the objectives for the chief executive officer shall be subject to the review, revision and approval of the Committee.

             (1) Individual Award Potential. The Committee shall establish in writing the maximum Individual Awards for each Participant not later than 90 days after the commencement of each Plan Cycle.

             (2) Individual Award Calculation and Approval. An evaluation of the individual performance for each Participant for each Plan Cycle will be determined as of the December 31st on which the Plan Cycle ends by applying the foregoing provisions of this Article 4 to the Participant's Individual Contribution for such Plan Cycle. Based on the evaluation, the chief executive officer of the Corporation shall recommend to the Committee for approval an appropriate Total Award for each of the Participants who is an Executive Officer. The chief executive officer shall also determine the Total Award of all Participants other than Executive Officers which shall be deemed approved by the Committee upon
        (1) the completion by the chief executive officer of a list of such Individual Awards, and (2) the Committee's approval of the aggregate dollar amount of such Individual Awards. The chief executive officer shall recommend to the Committee for approval the Individual Awards and Total Awards for each of the Executive Officers.

             (3) All such Individual Awards may, for convenience purposes, be expressed as a percentage of Base Salary or some other criteria. Upon the approval of the Committee the amounts of Individual Awards hereunder for a Plan Cycle shall be final.

             (4) No Individual Awards shall be paid to any Participant for a Plan Cycle during which the Participant is a Covered Executive.

          (b) Corporate Awards will be determined by comparing corporate performance with respect to Key Financial Indices. The performance may be relative to pre-established goals, that of the Peer Group or any other objective standard established by the Committee. Not later than 90 days after the commencement of each Plan Cycle, the Committee shall establish in writing the Peer Group, if any, the Key Financial Indices, the weighting of the Key Financial Indices chosen, and the levels of comparative performance (the performance of goals may be stated as alternative goals) at which the maximum Corporate Award will be provided under the Plan.

             (1) Corporate Award Potential. The Committee shall establish in writing the maximum Corporate Awards for each Participant not later than 90 days after the commencement of each Plan Cycle.

             (2) Corporate Award Calculation and Approval. The amount of the Corporate Award for each Participant for each Plan Cycle will be calculated as of the December 31st on which the Plan Cycle ends by applying the provisions of this Section 4.1 to the Corporation's performance for such Plan Cycle. Corporate Awards may, for convenience purposes, be expressed as a percentage Base Salary or some other criteria. Upon the close of the Plan Cycle the amounts of Corporate Awards hereunder for such Plan Cycle shall be determined. The Committee has the discretion to reduce the Corporate Award payable to any Participant notwithstanding attainment of any performance goal. Notwithstanding the occurrence of a Vesting Event, the Committee may reduce or eliminate a Corporate Award to any or all Participants at any time prior to the payment of the Total Award or an Implementation Date of a Change in Control.

     4.2 Limitation. Notwithstanding any provision of this Plan to the contrary, no Total Award to any Covered Executive for any given Plan Cycle shall exceed 1.0% of the Corporation's earnings before taxes and any one time earnings, expenses or charges.

                       ARTICLE 5. PAYMENT OF TOTAL AWARDS

     5.1 Form and Timing of Payment of Total Awards. Within 90 days of the end of the Plan Cycle, the Participant shall be entitled to receive a cash payment(s) equal to the entire amount of the Participant's Total Award. Except as otherwise provided for in Section 5.2, to receive a Total Award a Participant must be an Employee on the date on which the Plan Cycle ends; provided, however, the Committee or the Chief Executive Officer may reduce or terminate a Participant's Total Award prior to any Vesting Event if such Participant fails to continue to be an Employee.

     5.2 Termination of Employment Due to Retirement, Disability or Death. In the event a Participant's employment is terminated during a Plan Cycle by reason of Normal Retirement, Disability or Death, the Participant shall be eligible to receive a prorated Total Award based on individual contribution during the Participant's participation in the Plan Cycle and the Corporation's performance for the year, provided however, that the Participant must have been a Participant in the Plan for at least three months of the Plan Cycle to be eligible to receive any Total Award hereunder. Such Total Awards will be paid within ninety (90) days following the end of the Plan Cycle. In the event of death, the Total Award will be paid to the Participant's estate.

     5.3 Termination of Employment Due to Early Retirement. The Committee may elect, in its discretion, to pay a prorated Total Award to a Participant who terminates employment by means of an Early Retirement prior to a Vesting Event; in the absence of such favorable discretionary action by the Committee, no such pro-rated Total Award shall be paid.

     5.4 Other Terminations of Employment. In the event a Participant's employment is terminated for any reason other than Normal Retirement during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Total Award for such Plan Cycle.

     5.5 Request to Defer Payment; Deferred Payments. The Committee may determine that one or more Participants should be eligible to elect to request to have a portion or all of his Total Award for a Plan Cycle deferred and paid out at a future date. Such request by an eligible Participant shall be considered by the Committee. The Committee may determine that some, all, or none of the Total Award, or parts thereof, shall be deferred, in its discretion. Deferred amounts are subject to the provisions of Article 9.

     5.6 Request to Receive Restricted Stock; Restricted Stock Payments. The Committee may determine that one or more Participants should be eligible to elect to request to have a portion or all of his Total Award for a Plan Cycle paid in restricted stock. Such request by an eligible Participant shall be considered by the Committee. The Committee may determine that some, all, or none of the Total Awards, or parts thereof, shall be paid in restricted stock, in its discretion. Restricted stock payments are subject to the provisions of Article 10.

                       ARTICLE 6. RIGHTS OF PARTICIPANTS

     6.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Employer.

     6.2 Restrictions on Assignments. The interest of a Participant or his beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

                           ARTICLE 7. ADMINISTRATION

     7.1 Administration. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Total Awards are, except for Covered Employees, intended only as a guide and in themselves confer no rights, duties or privileges upon Participants nor place any obligation upon the Committee, the Board or the Corporation. Accordingly, the Committee may, in making its determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate so long as no Total Award shall exceed the Section 4.2 limitation.

          (a) The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

          (b) The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as may be assigned by the Committee.

          (c) No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

                         ARTICLE 8. REQUIREMENTS OF LAW

     8.1 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

     8.2 Withholding Taxes. The Corporation shall have the right to deduct from all payments under this Plan any federal or state taxes required by the law to be withheld with respect to such payments.

     8.3 Plan Binding on Corporation, Employees and Successors. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his beneficiaries, heirs, executors, administrators and legal representatives.

                      ARTICLE 9. DEFERRAL OF TOTAL AWARDS

     9.1 Election to Request Deferral of Total Award; Deferral Percentage. Prior to each Plan Cycle, the Committee shall determine which Participants, if any, shall be eligible to make deferral elections under this Plan. Each Participant who is therefore eligible to elect to request deferral of a portion or all of his Total Award for such Plan Cycle, shall be given the opportunity prior to such Plan Cycle, to make such request. Such election and the percentage of Total Award requested to be deferred shall be irrevocable and fixed with respect to such Participant and such Plan Cycle from and after the December 31st of the year prior to the Plan Cycle.

          (a) The request and determination of the portion of the Total Award to be deferred shall be made in terms of 10% increments of the Total Award.

          (b) Participants becoming Participants during a Plan Cycle shall, if determined to be eligible to do so, make any such deferral request to defer prior to the commencement of their participation and the same shall become irrevocable and fixed as of the day prior to the commencement of their participation.

          (c) Promotion or demotion during a Plan Cycle shall not affect the fixed and irrevocable nature of a deferral request made prior to such Plan Cycle for such Plan Cycle.

     9.2 Deferral of Total Awards; Committee's Decision. Notwithstanding any request to defer none, a portion, or all of a Total Award hereunder submitted by a Participant pursuant to Section 9.1 above, and not withstanding the Committee's prior determination as to the eligibility of any Participant to defer a portion or all of Total Award hereunder, the Committee shall make the decision, in the case of each Participant, whether or not to defer any portion or all of any Participant's Total Award with respect to any Plan Cycle. Such decision shall be made in the discretion of the Committee, which extends to the percentage of any Total Award to be deferred. The Committee's decision shall be final and binding on all parties. Any amount to be deferred shall not be paid to the Participant but shall be deferred as provided in this Article 9.

     9.3 Accounts. An account shall be established and maintained by the Corporation in the name of each Participant who has deferred compensation hereunder. Such accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. Each Account shall comprise a number of sub-accounts equal to the number of investment options available, from time to time, under the SIP plus a Savings Account Fund sub-account (such sub-accounts jointly are herein called the "Funds").

          (a) Amounts deferred to the Savings Account Fund shall be credited to the Participant's Account in such Fund as of the date that other Total Awards for such Plan Cycle are paid or would be paid, and interest shall be credited on amounts in the Participant's Account in such Fund at the end of each calendar quarter in amount equal to interest on the average credit balance in such Account during such calendar quarter, at the highest published rate being paid by National City Bank on savings or time deposits of less than $100,000 on the last day of such quarter, regardless of maturity.

          (b) The Funds other than the Savings Account Fund (such Funds being herein called "Parallel Funds") are designed to reflect investment funds maintained in the SIP. Accordingly, each such Parallel Fund and each Participant's Account therein shall be adjusted hereunder as of the end of each month to reflect the income, gain or loss of the corresponding SIP investment fund for such month, as calculated and published on a monthly basis by the Trustee of the SIP. In the event the SIP no longer offers a fund corresponding to one of the Parallel Funds, the amounts which would have been deemed invested in such Parallel Fund except for this provision shall be deemed to be invested in the Savings Account Fund.

     9.4 Crediting to Accounts. As of the dates of payment of cash Total Awards made under this Plan the amount of the Total Award to be deferred for each Participant under this Section 9 shall be credited to such Participant's Account, and shall correspondingly be credited to the Fund or Funds selected by the Participant.

     9.5 Selection of Funds. Each Participant (and each Beneficiary of a deceased Participant) may select the Investment Fund or Funds he or she wishes to be used hereunder for his account. The selection of Funds shall be made in portions of the amount deferred equal to 5% of the total of such amount. In the event no election is made by a Participant (or Beneficiary) his account shall be deemed invested in and credited to the Savings Account Fund. Selection of Funds by Participants shall be made in advance of the deferral or payment of the Total Award; provided however, that in the event a Participant who has not requested a deferral of any part of his Total Award nevertheless has a portion thereof deferred by decision of the Committee, or otherwise, then in such event, such Participant shall immediately be given an opportunity to determine appropriate investments.

     9.6 Changes of Investment Fund Selection. Each selection of a Fund hereunder may be changed at the end of any month at the discretion of the Participant (or beneficiary if the Participant is deceased).

     9.7 Vesting of Deferred Amounts. Amounts of Total Awards made and deferred under the Plan, and earnings and gains thereon, are always 100% vested.

     9.8 Manner of Distribution. Except as otherwise provided herein, distributions hereunder shall take place over a period of ten years commencing on the retirement, death or other termination of employment of the Participant. The first distribution shall take place on the February 1 of the calendar year following the calendar year in which such retirement, death or other termination occurs. Succeeding payments shall be made on succeeding February 1sts.

          (a) The amount to be distributed shall be determined by multiplying
     (i) the dollar value of the Participant's entire interest hereunder on the date of such installment, by (ii) a fraction, the numerator of which is one, and the denominator of which is the number of distributions remaining unpaid at such time, or by such other method as may be adopted by the Committee.

          (b) The balances of each Account and each Fund shall be appropriately reduced to reflect the distribution payments made. Amounts held pending distribution pursuant to this Section 9.8 shall continue to be credited with appropriate income, gains and losses as herein otherwise provided and shall be subject to investment changes as herein provided. Balances in more than one Fund shall be reduced pro-rata to reflect distributions on a pro-rata basis from each Fund.

     9.9 Accelerated Payments; Revised Distributions. Notwithstanding the foregoing or any Participant's request to receive a lump sum distribution, the Committee, in its sole discretion, may determine that a Participant's interest hereunder or any portion thereof shall be paid out in a lump sum. A Participant may elect, not less than one year prior to the date of such Participant's termination by reason of Early Retirement or Normal Retirement, to request that amounts deferred be paid out in lump sum. Such election shall be irrevocable and fixed with respect to such Participant from and after twelve months prior to the retirement date of the Participant. The Committee's decision with respect to a lump sum distribution shall be final and binding on all parties.

          (a) In the event the Committee determines to make a lump sum distribution, such lump sum distribution shall be paid on the next succeeding February 1st based on the Participant's Account balances as of the December 31st immediately preceding such lump sum distribution payment, or at such other times as may be determined by the Committee.

          (b) In the case of the first distribution after the death of a Participant, the Committee may, in its discretion, provide for payment of a portion or all of the distribution prior to the February 1 after such death.

          (c) Notwithstanding any other provision hereof, the Committee, in its discretion, may provide that distributions may be made in a lesser number of installments, but not less than 5.

     9.10 Beneficiary Designations. Each Participant, and each Beneficiary of a deceased Participant or Beneficiary hereunder, may designate, on a Beneficiary Designation form supplied by the Committee, any person or persons to whom payments are to be made if the Participant (or Beneficiary) dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Beneficiary Designation form is filed with an officer of the Corporation designated by the Committee for such purpose while the Participant (or Beneficiary) is alive, and will cancel all beneficiary designations signed and filed earlier. If the Participant (or Beneficiary) fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Participant or before complete payment of all amounts due hereunder, remaining unpaid distribution amounts shall be paid to the then surviving spouse of the Participant, if any, or, if there be none, in one lump sum to the estate of the last to die of the Participant or his designated beneficiaries, if any. In the event a Participant (or a Beneficiary of a deceased Participant) designates as a Beneficiary any so called "marital deduction trust" or any so called "qualified income trust", the Participant (or Beneficiary) may additionally indicate whether the dollar equivalent of the current income, during the distribution of an interest hereunder, should be distributed yearly to such Beneficiary. In the event of such an indication, such income shall be distributed at least annually.

     9.11 Participants Rights; Beneficiaries Rights. Except as otherwise specifically provided, neither a Participant nor any of his Beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not impose any obligation upon any trust fund for any tax qualified plan, be paid from any such trust fund, or have any effect whatsoever upon the SIP or the payment of benefits from the Trust Fund under the SIP. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits hereunder.

     9.12 Nature of Deferred Compensation. The election of deferred compensation under this Plan and any setting aside by the Corporation of amounts with which to discharge its deferred obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to do so. Any amount so set aside for this Plan shall be accounted for separately and apart from any other plan of the Corporation. This Plan is intended to constitute an unfunded plan of deferred compensation described in
Section 201(2) of the Employee Retirement Income Security Act of 1974.

     9.13 Distributions in Cash. Notwithstanding any other provision of this Plan, distributions under this Article 9 shall be made only in cash and shall be subject to withholding of applicable taxes.

     9.14 Nature of Deferred Compensation Plan. The provisions of the Plan relating to deferred compensation are fixed and final unless and until amended, revised or terminated as herein provided.

                          ARTICLE 10. RESTRICTED STOCK

     10.1 Restricted Stock. The restricted stock referred to in this Plan shall be restricted stock granted pursuant to the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan or the National City Corporation 1997 Restricted Stock Plan as such plans are amended from time to time ("Restricted Stock Plans"). Any awards of restricted stock will be made at the discretion of the Compensation Committee and shall be subject to the terms, conditions and restrictions contained in the Restricted Stock Plans and the award agreement controlling each restricted stock award grant.

     10.2 Election to Request Restricted Stock. Prior to the end of each Plan Cycle, the Committee shall determine which Participants, if any, shall be eligible to request payment of all or a portion of their Total Award in the form of restricted stock. Each Participant who is therefore eligible to elect to request payment of all or a portion of his Total Award for such Plan Cycle in the form of restricted stock, shall be given the opportunity prior to the end of such Plan Cycle, to make such request. Covered Executives, however, must elect restricted stock prior to the 90th day after the commencement of each Plan Cycle. Such election and the percentage of Total Award requested to be paid in the form of restricted stock shall be irrevocable and fixed with respect to such Participant and such Plan Cycle as of the end of such Plan Cycle. The request and determination of the portion of the Total Award to be paid in the form of restricted stock shall be made in terms of 10% increments of the Total Award.

     10.3 Restricted Stock Awards; Committee's Decision. Notwithstanding any request by a Participant pursuant to Section 10.1 above to receive none, a portion or all of a Total Award in the form of restricted stock, and not withstanding the Committee's prior determination as to the eligibility of any Participant to elect to receive a part or all of their Total Award in the form of restrict stock, the Committee shall make the decision, in the case of each Participant, whether or not to pay any portion or all of any Participant's Total Award with respect to any Plan Cycle. Such decision shall be made in the discretion of the Committee, which extends to the percentage of any Total Award to be paid in the form of restricted stock. The Committee's decision shall be final and binding on all parties.

     10.4 Determination of the Number of Shares of Restricted Stock. The number of shares of restricted stock to be granted to a Participant shall be determined as follows:

          (a) The Committee shall determine the Participant's Total Award for the applicable Plan Cycle in accordance with Article 4 of this Plan.

          (b) The appropriate percentage of the Total Award to be paid in restricted stock as determined in Section 10.3 shall be multiplied by the Participant's Total Award for such Plan Cycle.

          (c) The product from Section 10.4B shall be multiplied by 115%.

          (d) The product from Section 10.4C shall be divided by the closing price, per share, of the shares of common stock of the Corporation on the New York Stock Exchange on the last trading day of the month of January following such Plan Cycle.

          (e) The quotient determined in Section 10.4D above shall be rounded to the nearest whole share. No fractional shares of restricted stock shall be awarded.

     10.5 Restrictions. It is currently anticipated that the restricted period, with respect to the Restricted Stock Plan restrictions on all restricted stock awarded hereunder shall fully expire, on the earliest of (i) the Participant's death, (ii) the Participant's Disability, (iii) Effective Date of a Change in Control or (iv) one year after the date of the restricted stock award.

     10.6 Alternatives to the Restricted Stock Plans. If the Restricted Stock Plans are terminated at any time and a new plan is adopted which provides similar benefits or is intended to replace the Restricted Stock Plans, then such new plan shall be utilized for making the restricted stock grant. Should no restricted stock plan be available the amount of the restricted stock payment will, at the sole discretion of the Corporation, be made in an alternative form which would not restrict receipt of shares of the Corporation's common stock beyond the period of time provided in the anticipated restricted stock grant, or in cash.

                            ARTICLE 11. FORFEITURES

     Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 12, in the event the Committee finds:

          (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

          (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him, then any amounts held under this Plan for the benefit of such Employee or former Employee or his beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

                          ARTICLE 12 CHANGE IN CONTROL

     12.1 Treatment of Total Awards. In the event of a Change in Control, the Corporation shall pay to each Participant who is participating in a Plan Cycle on the Implementation Date of such Change in Control, a lump sum cash payment equal to the amount hereinafter determined. Such payment shall be paid in cash to the Participant within five business days after the Implementation Date of the Change in Control and shall be payment in full to each Participant for the Plan Cycle, and such Plan Cycle shall be deemed terminated by operation of this
Article 12. No further Plan Cycles shall commence thereafter under this Plan.

          (a) Such cash payment shall be made without regard to any request to defer made with respect to any such Plan Cycle (which shall be inoperative) and without regard to any deferral action by the Committee.

          (b) Amounts deferred under this Plan prior to the Implementation Date (by request, as required, or as decided by the Committee) shall continue to be payable from time to time under this Plan as deferred payments hereunder.

     12.2 Amount of Payment. The amount of the payment to be made as a consequence of a Change in Control with respect to the Plan Cycle ending on the Effective Date of the Change in Control, shall be equal to the maximum Total Award which could be paid hereunder for the full Plan Cycle to each Participant only pro-rated, however, to reflect late commencement of participation in a Plan Cycle and/or promotions or maximum Total Award during a Plan Cycle, consistent with Sections 3.4 and 3.5 of the Plan.

     12.3 Definition of Change in Control. "Change in Control" shall mean the occurrence of any of the following events:

          (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such transaction;

          (b) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

          (c) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

          (d) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (d) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.

          (e) Notwithstanding the foregoing provisions of Sections 12.3(a), 12.3(b) or 12.3(c), in the case where the individuals who constitute the Directors of the Corporation at the time a specific transaction described in Sections 12.3(a), 12.3(b) or 12.3(c) is first presented or disclosed to the Board will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a Change in Control under any of the foregoing provisions of this Section 12.3, the Board may determine by majority vote of the Board that the specific transaction does not constitute a Change in Control under Sections 12.3(a), 12.3(b) or 12.3(c)

     12.4 Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date uninterrupted discussions or negotiations commenced; otherwise, such Effective Date of a Change in Control shall be the Implementation Date of such Change in Control.

     12.5 Implementation Date of Change in Control. The "Implementation Date" shall be the earliest to occur of the events specified in Section 12.3. As used herein, the Implementation Date of a Change in Control shall be the last date of the then current Plan Cycle.

     12.6 Effect of Change in Control. In addition to other vesting under the Plan, the opportunity of a Participant to participate until the current Plan Cycle ends or is terminated is vested in such Participant in the event of a Change in Control, as of the Effective Date of such Change in Control.

                           ARTICLE 13. MISCELLANEOUS

     In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which, in the discretion of the Committee which in the discretion of the Committee, are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.

                    ARTICLE 14. AMENDMENT AND DISCONTINUANCE

     The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable except that stockholder approval shall be required for any amendment or modification of this Plan that, in the opinion of the Corporation's counsel, would be required by
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any regulations promulgated thereunder. However, if the Committee should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Total Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance (2) Total Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred, and (3) with respect to amounts deferred prior to date of such amendment or discontinuance.

     Executed this      day of December, 1998 at Cleveland, Ohio.

                                          NATIONAL CITY CORPORATION

                                          By:
                                          --------------------------------------

                                                                       EXHIBIT B

               PROPOSED AMENDMENT TO NATIONAL CITY CORPORATION'S
                     RESTATED CERTIFICATE OF INCORPORATION
                      INCREASING THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
                                   PROPOSAL 3

     FOURTH: The Corporation is authorized to issue a total of one billion four hundred five million (1,405,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, one billion four hundred million (1,400,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.

                                  DETACH CARD
--------------------------------------------------------------------------------

          NATIONAL CITY CORPORATION LOGO
                                       PROXY SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS FOR APRIL 12, 1999
                                                 ANNUAL MEETING

P         The undersigned stockholder of National City Corporation hereby
R         appoints Thomas A. Richlovsky and David L. Zoeller and each of
O         them, with power of substitution, proxies for the undersigned
X         to vote all the shares of Common Stock of National City which
Y the undersigned is entitled to vote at the Annual Meeting of Stockholders of National City to be held on April 12, 1999 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The board of directors recommends a vote FOR the following:

         1. THE ELECTION OF DIRECTORS

                 FOR all nominees listed below  [ ]   WITHHOLD  AUTHORITY  [ ]
                   (except as otherwise marked below)   to vote for all
                                                        nominees listed below
                 S. H. Austin, J. E. Barfield, E. B. Brandon, J. G.
                 Breen, J. S. Broadhurst, John W. Brown, D. E. Collins,
                 D. A. Daberko, D. E. Evans, C. L. Greenwalt, B. P.
                 Healy, D. A. Johnson, P. A. Ormond, R. A. Paul, W. F.
                 Roemer, M. A. Schuler, S. A. Stitle, J. F. Tatar and M.
                 Weiss.
                 (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. APPROVE THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS

                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
          3. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK

                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
          4. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT
             AUDITORS

                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                        (Continued and to be signed, on the reverse side)

                                  DETACH CARD
--------------------------------------------------------------------------------

    Proxy No.            (Continued from reverse side)            Shares

          UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE OPPOSITE SIDE OF THIS CARD AS DIRECTORS, FOR THE APPROVAL OF THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP.

                                               DATE:               , 1999
                                                    ---------------

                                               --------------------------

                                               --------------------------
                                                      (Sign here)

                                               INSTRUCTIONS: Please sign
                                               exactly as shown hereon.
                                               When signing as a
                                               fiduciary or on behalf of
                                               a corporation, bank, trust
                                               company, or other similar
                                               entity, your title or
                                               capacity should be shown.

            PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE
                ENCLOSED ENVELOPE TO STOCK TRANSFER DEPT., (NC),
        NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.

                                  DETACH CARD
--------------------------------------------------------------------------------

                   CONFIDENTIAL VOTING INSTRUCTIONS -- SIDE A

   The undersigned, a Participant in the National City Savings and Investment Plan No. 2, hereby instructs National City Bank, Trustee under the Plan, to vote the shares subject to this Instruction at the 1999 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1. THE ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as otherwise        [ ] WITHHOLD AUTHORITY
            marked below)                                                 to vote for all nominees listed below
        S. H. Austin, J. E. Barfield, E. B. Brandon, J. G. Breen, J. S. Broadhurst, J. W. Brown, D. E. Collins, D. A. Daberko,
        D. E. Evans, C. L. Greenwalt, B. P. Healy, D. A. Johnson, P. A. Ormond, R. A. Paul, W. F. Roemer, M. A. Schuler,
        S. A. Stitle, J. F. Tatar and M. Weiss.

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2. APPROVE THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR
   OFFICERS.                                 [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   UNLESS OTHERWISE INSTRUCTED ON THIS CARD, THE TRUSTEE WILL, UPON RECEIPT OF A PROPERLY EXECUTED INSTRUCTION CARD, VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP. SEE ACCOMPANYING PARTICIPANT NOTICE FOR EXPLANATION OF THE CONFIDENTIALITY, TIMING DEADLINES AND OTHER DETAILS CONCERNING THIS INSTRUCTION.

               ALSO COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE B)

                                                    Dated                 , 1999
                                                         -----------------

                                                    ----------------------------
                                                     (Signature of Participant)

                                                    Please sign exactly as your
                                                    name appears on reverse.

                                  DETACH CARD
--------------------------------------------------------------------------------

                   CONFIDENTIAL VOTING INSTRUCTIONS -- SIDE B

   The undersigned Participant, acting as a Named Fiduciary under the National City Savings and Investment Plan No. 2, hereby instructs the Trustee under the Plan to vote the shares subject to this Instruction at the 1999 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1. THE ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as otherwise       [ ] WITHHOLD AUTHORITY
            marked below)                                                to vote for all nominees listed below
        S. H. Austin, J. E. Barfield, E. B. Brandon, J. G. Breen, J. S. Broadhurst, J. W. Brown, D. E. Collins, D. A. Daberko,
        D. E. Evans, C. L. Greenwalt, B. P. Healy, D. A. Johnson, P. A. Ormond, R. A. Paul, W. F. Roemer, M. A. Schuler,
        S. A. Stitle, J. F. Tatar and M. Weiss.

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2. APPROVE THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR
   OFFICERS                                  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   UNLESS OTHERWISE INSTRUCTED ON THIS CARD, THE TRUSTEE WILL, UPON RECEIPT OF A PROPERLY EXECUTED INSTRUCTION CARD, VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP. SEE ACCOMPANYING PARTICIPANT NOTICE FOR EXPLANATION OF THE CONFIDENTIALITY, TIMING DEADLINES AND OTHER DETAILS CONCERNING THIS INSTRUCTION.

               ALSO COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE A)

                                                    Dated                 , 1999
                                                         -----------------

                                                    ----------------------------
                                                     (Signature of Participant)

                                                    Please sign exactly as your
                                                    name appears on reverse.

PLEASE COMPLETE, SIGN, AND DATE BOTH SIDES OF THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR TO STOCK TRANSFER DEPARTMENT
(NC), NATIONAL CITY BANK, TRUSTEE, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.

                                  DETACH CARD
--------------------------------------------------------------------------------

                   CONFIDENTIAL VOTING INSTRUCTIONS -- SIDE A

   The undersigned, a Participant in the National City Savings and Investment Plan, hereby instructs National City Bank, Trustee under the Plan, to vote the shares subject to this Instruction at the 1999 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1. THE ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as otherwise       [ ] WITHHOLD AUTHORITY
            marked below)                                                to vote for all nominees listed below
        S. H. Austin, J. E. Barfield, E. B. Brandon, J. G. Breen, J. S. Broadhurst, J. W. Brown, D. E. Collins, D. A. Daberko,
        D. E. Evans, C. L. Greenwalt, B. P. Healy, D. A. Johnson, P. A. Ormond, R. A. Paul, W. F. Roemer, M. A. Schuler,
        S. A. Stitle, J. F. Tatar and M. Weiss.

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2. APPROVE THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR
   OFFICERS                                  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   UNLESS OTHERWISE INSTRUCTED ON THIS CARD, THE TRUSTEE WILL, UPON RECEIPT OF A PROPERLY EXECUTED INSTRUCTION CARD, VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP. SEE ACCOMPANYING PARTICIPANT NOTICE FOR EXPLANATION OF THE CONFIDENTIALITY, TIMING DEADLINES AND OTHER DETAILS CONCERNING THIS INSTRUCTION.

               ALSO COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE B)

                                                    Dated                 , 1999
                                                         -----------------

                                                    ----------------------------
                                                     (Signature of Participant)

                                                    Please sign exactly as your
                                                    name appears at the left.

                                  DETACH CARD
--------------------------------------------------------------------------------

                   CONFIDENTIAL VOTING INSTRUCTIONS -- SIDE B

   The undersigned Participant, acting as a Named Fiduciary under the National City Savings and Investment Plan, hereby instructs the Trustees under the Plan to vote the shares subject to this Instruction at the 1999 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1. THE ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as otherwise       [ ] WITHHOLD AUTHORITY
            marked below)                                                to vote for all nominees listed below
        S. H. Austin, J. E. Barfield, E. B. Brandon, J. G. Breen, J. S. Broadhurst, J. W. Brown, D. E. Collins, D. A. Daberko,
        D. E. Evans, C. L. Greenwalt, B. P. Healy, D. A. Johnson, P. A. Ormond, R. A. Paul, W. F. Roemer, M. A. Schuler,
        S. A. Stitle, J. F. Tatar and M. Weiss.

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2. APPROVE THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR
   OFFICERS                                  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   UNLESS OTHERWISE INSTRUCTED ON THIS CARD, THE TRUSTEES WILL, UPON RECEIPT OF A PROPERLY EXECUTED INSTRUCTION CARD, VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE NATIONAL CITY CORPORATION MANAGEMENT INCENTIVE PLAN FOR SENIOR OFFICERS, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP. SEE ACCOMPANYING PARTICIPANT NOTICE FOR EXPLANATION OF THE CONFIDENTIALITY, TIMING DEADLINES AND OTHER DETAILS CONCERNING THIS INSTRUCTION.

               ALSO COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE A)

                                                    Dated                 , 1999
                                                         -----------------

                                                    ----------------------------
                                                     (Signature of Participant)

                                                    Please sign exactly as your
                                                    name appears on reverse.

PLEASE COMPLETE, SIGN, AND DATE BOTH SIDES OF THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR TO STOCK TRANSFER DEPARTMENT
(NC), NATIONAL CITY BANK, TRUSTEE, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.